                                                                     Exhibit 2.1

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                       TRANSFER AND DISTRIBUTION AGREEMENT

                           Dated as of April 24, 1998

                                     between

                        GREAT LAKES CHEMICAL CORPORATION

                                       and

                                   OCTEL CORP.

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
                                TABLE OF CONTENTS

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                                           ARTICLE I
                                          DEFINITIONS

Section 1.1    General.....................................................................    3


                                          ARTICLE II
                            REORGANIZATION AND RELATED TRANSACTIONS

Section 2.1    The Reorganization..........................................................   17
Section 2.2    Assumption of Certain Liabilities; Issuance of Octel Common Stock...........   19
Section 2.3    Foreign Exchange Rates......................................................   19
Section 2.4    Great Lakes Approval........................................................   19


                                          ARTICLE III
                            ASSUMPTION AND RETENTION OF LIABILITIES

Section 3.1    Assumed Liabilities.........................................................   20
Section 3.2    Retained Liabilities........................................................   20


                                          ARTICLE IV
                                       THE DISTRIBUTION

Section 4.1    The Distribution............................................................   20
Section 4.2    Fractional Shares...........................................................   21
Section 4.3    Actions by Great Lakes Board and Octel Board................................   21


                                              ARTICLE V
                           INDEMNIFICATION, CLAIMS AND OTHER MATTERS

Section 5.1    Release and Indemnification.................................................   22
Section 5.2    Procedure for Indemnification...............................................   24
Section 5.3    Indemnifiable Losses under Sections 5.1(b)(ii) and 5.1(c)(ii)...............   27
Section 5.4    Indemnifiable Losses under Sections 5.1(b)(iii), 5.1(b)(v), 5.1(c)(iii) and
               5.1(c)(iv)(B)...............................................................   27
Section 5.5    No Beneficiaries............................................................   28
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                                       ii

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Section 5.6    Named Parties..............................................................   28

                                         ARTICLE VI
                                 CERTAIN ADDITIONAL MATTERS


Section 6.1    Conveyancing and Assumption Instruments....................................   28
Section 6.2    Representations or Warranties..............................................   28
Section 6.3    Further Assurances; Subsequent Transfers...................................   33
Section 6.4    Octel Officers and Directors...............................................   37
Section 6.5    Resignations...............................................................   37
Section 6.6    Certain Intercompany Arrangements..........................................   37
Section 6.7    Related Agreements.........................................................   37
Section 6.8    Signs; Use of Corporate Names..............................................   37
Section 6.9    Supplies and Documents.....................................................   38
Section 6.10   Letters of Credit..........................................................   39
Section 6.11   Partnership Agreement.....................................................    39
Section 6.12   DBE Storage Tank...........................................................   39


                                         ARTICLE VII
                              ACCESS TO INFORMATION AND SERVICES

Section 7.1    Provision of Corporate Records.............................................   40
Section 7.2    Access to Information......................................................   41
Section 7.3    Production of Witnesses and Individuals....................................   41
Section 7.4    Retention of Records.......................................................   41
Section 7.5    Confidentiality............................................................   42
Section 7.6    Privileged Matters.........................................................   44
Section 7.7    Mail and Other Communications..............................................   46


                                         ARTICLE VIII
                                EMPLOYEE MATTERS AND BENEFITS

Section 8.1    Benefit Plans..............................................................   46
Section 8.2    Assumption of Benefit Plans................................................   46
Section 8.3    Service Credit.............................................................   47
Section 8.4    Transfer and Vesting of Savings Plan Balances; Vesting
               of Pension Plan Benefits...................................................   47
Section 8.5    Certain Transfers from U.K. Pension Plans..................................   48
Section 8.6    Transferred Octel Employees................................................   49

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                                    ARTICLE IX

                               ENVIRONMENTAL MATTERS

Section 9.1    Octel Responsibility.......................................................   51
Section 9.2    Great Lakes Responsibility.................................................   52


                                     ARTICLE X

                                     INSURANCE

Section 10.1   General....................................................................   52
Section 10.2   Octel's Insurance..........................................................   53
Section 10.3   Access to Great Lakes' Insurance Program...................................   55
Section 10.4   Insurance Recoveries.......................................................   56
Section 10.5   Assignment.................................................................   58


                                    ARTICLE XI

                                DISPUTE RESOLUTION

Section 11.1   Mediation and Binding Arbitration..........................................   58
Section 11.2   Initiation.................................................................   58
Section 11.3   Submission to Mediation....................................................   59
Section 11.4   Selection of Mediator......................................................   59
Section 11.5   Mediation and Arbitration..................................................   59
Section 11.6   Selection of Arbitrator....................................................   59
Section 11.7   Cost of Arbitration........................................................   59
Section 11.8   Arbitration Period.........................................................   60
Section 11.9   Treatment of Negotiation and Mediation.....................................   60
Section 11.10  Confidentiality............................................................   60
Section 11.11  Equitable Relief...........................................................   60
Section 11.12  Notices....................................................................   60
Section 11.13  Consolidation..............................................................   60
Section 11.14  Powers of Arbitrator.......................................................   60


                                       iv
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                                         ARTICLE XII
                                        MISCELLANEOUS

Section 12.1   Complete Agreement..........................................................   61
Section 12.2   Expenses....................................................................   61
Section 12.3   Governing Law...............................................................   63
Section 12.4   Notices.....................................................................   63
Section 12.5   Amendment and Modification..................................................   64
Section 12.6   Termination.................................................................   64
Section 12.7   Successors and Assigns......................................................   64
Section 12.8   No Third Party Beneficiaries................................................   65
Section 12.9   Counterparts................................................................   65
Section 12.10  Interpretation..............................................................   65
Section 12.11  Annexes, Etc................................................................   65
Section 12.12  Construction of Agreements..................................................   66
Section 12.13  Legal Enforceability........................................................   66
Section 12.14  Survival....................................................................   66
Section 12.15  Guaranty........................................................ ...........   66

Annexes:

ANNEX I        Assumed Liabilities
ANNEX II       Transferred Assets
ANNEX III      Excluded Assets

Exhibits:

Exhibit A      -  Corporate Services Transition Agreement
Exhibit B      -  Joint Representation and Defense Agreement
Exhibit C      -  Tax Disaffiliation Agreement
Exhibit D      -  Supply Agreements
Exhibit E      -  Ellesmere Port Lease Agreement
Exhibit F      -  Toll Manufacturing Agreement

Schedules:

Schedule 1.1A       -   Transferred Businesses
Schedule 1.1B       -   Transferred Great Lakes Employees
Schedule 1.1C       -   Transferred Octel Employees
Schedule 5.1(b)     -   Great Lakes Information in Information Statement
Schedule 6.2        -   Great Lakes Intellectual Property
Schedule 8.1        -   Benefit Plans
Schedule 8.5        -   Pension Schedule

                       TRANSFER AND DISTRIBUTION AGREEMENT

               TRANSFER AND DISTRIBUTION AGREEMENT, dated as of April 24, 1998, by and between Great Lakes Chemical Corporation, a Delaware corporation ("Great Lakes"), and Octel Corp., a Delaware corporation and a wholly-owned direct subsidiary of Great Lakes ("Octel").

                                    RECITALS

               WHEREAS, Great Lakes has, among other endeavors, been engaged, through its subsidiaries, in the research, manufacturing and marketing of products in the lead alkyls business (the "Lead Alkyls Business"), petroleum specialties business (the "Petroleum Specialties Business") and performance chemicals business (the "Performance Chemicals Business") (which businesses shall collectively include, but not be limited to, the current and former plants and facilities set forth on Schedule 1.1A hereto and shall specifically exclude the Excluded Assets (as hereinafter defined) (such Lead Alkyls Business, Petroleum Specialties Business and Performance Chemicals Business to be collectively hereinafter referred to as the "Transferred Businesses"));


               WHEREAS, the Board of Directors of Great Lakes has determined that the interests of Great Lakes' businesses and shareholders would be best served by separating its businesses into two separate companies, one consisting of the Transferred Businesses and the other consisting of (i) the Excluded Assets and (ii) Great Lakes' businesses other than the Lead Alkyls Business, the Petroleum Specialties Business and the Performance Chemicals Business (such other businesses of Great Lakes as referred to in this clause (ii) to be collectively referred to herein as the "Non-Transferred Businesses");


               WHEREAS, in furtherance of the foregoing, Great Lakes wishes to transfer and assign to Octel all of the assets and properties of the Transferred Businesses specified in this Agreement in exchange for (a) the assumption by Octel of all of the Liabilities and obligations of Great Lakes and any Great Lakes Entity (as defined herein), relating to, arising out of, or incurred in connection with (i) the acquisition on or prior to the Distribution Date of all, or any portion of, the Transferred Businesses and the Transferred Assets, including, without limitation, any Liabilities or obligations arising under the agreements listed on Annex I, Schedule 1, (ii) the operational or structural documents relating to the Transferred Businesses or

Transferred Assets (whether such Liabilities and obligations relate to Great Lakes or any Great Lakes Entity as partner, shareholder or otherwise), including, without limitation, the documents listed on Annex I, Schedule 3;
(iii) the ownership or operation of the Transferred Businesses or the Transferred Assets before, on or after the Distribution Date and (iv) the Octel Liabilities (as hereinafter defined), (b) the assignment to Great Lakes by Octel of all of Octel's right, title and interest in and to the Excluded Businesses and the Excluded Assets and (c) the issuance to Great Lakes by Octel of shares of its common stock, par value $.01 per share (the "Octel Common Stock");

               WHEREAS, in exchange for the transfers by Octel of the Excluded Businesses and the Excluded Assets, Great Lakes shall assume all Liabilities and obligations relating to, arising out of or incurred in connection with the operation of the Excluded Assets or the Excluded Businesses, other than the Octel Liabilities;

               WHEREAS, Octel is willing to assign the Excluded Businesses and the Excluded Assets, assume the aforementioned Liabilities and obligations and issue the shares of Octel Common Stock to Great Lakes in exchange for the assets and properties of the Transferred Businesses and the assumption by Great Lakes of the aforementioned Liabilities and obligations;

               WHEREAS, Great Lakes intends to distribute all of the outstanding shares of Octel Common Stock, on a pro rata basis, to the holders of the common stock of Great Lakes, par value $1.00 per share (the "Great Lakes Common Stock") (such distribution of Octel Common Stock hereinafter referred to as the "Distribution"); and

               WHEREAS, Great Lakes and Octel have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that shall govern certain other matters in connection with the Distribution.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, Great Lakes and Octel hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

               Section 1.1 General. As used in this Agreement, capitalized terms defined immediately after their use shall have the respective meanings thereby provided and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               Action: any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

               Adjusted Guaranteed Amount:  shall have the meaning set forth in
Schedule 8.5 hereof.

               Affiliate: with respect to any specified person, a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person; provided, however, that Great Lakes and Octel shall not be deemed to be Affiliates of each other for purposes of this Agreement.

               Agent: First Chicago Trust Company of New York, the distribution agent appointed by Great Lakes to distribute shares of Octel Common Stock pursuant to the Distribution.

               Asset and Liability Transfer: shall have the meaning set forth in
Section 2.1(a) hereof.

               Assumed Environmental Liabilities: all actual or alleged Liabilities and obligations (regardless of whether any claims with respect to such Liabilities and obligations are asserted prior to, on or after the Distribution Date) relating to Environmental Matters or arising under any Environmental Laws (including all claims for death, bodily injury, personal injury and property damage relating to Environmental Matters or arising under any Environmental Laws) which relate to, arise out of or are incurred in connection with:

                            (i) the activities, operations, acts or omissions at, from or with respect to the Transferred Businesses or the Transferred Assets before, on or after the Distribution Date;

                            (ii) Remediation of any Release arising out of or resulting from activities, operations, acts or omissions at, from or with respect to the Transferred Businesses or the Transferred Assets before, on or after the Distribution Date wherever such Remediation may be performed; and

                            (iii) after the Distribution Date, any activities, operations, acts or omissions at, from or with respect to any businesses of Octel or its Affiliates, including, but not limited to, the Transferred Businesses or the Transferred Assets.

               Assumed Liabilities: collectively, all of the actual or alleged Liabilities and other obligations (regardless of whether any claims with respect to such Liabilities and obligations are asserted prior to, on or after the Distribution Date) which relate to, arise out of, or are incurred in connection with (i) the acquisition by Great Lakes or any Great Lakes Entity on or prior to the Distribution Date of all, or any portion, of an interest in Octel Corp., Octel Associates, The Associated Octel Company Limited, Octel America, Inc. and any other corporation, partnership or other entity that is or was engaged in the Transferred Businesses, including, without limitation, any Liabilities or obligations under the agreements listed on Annex I, Schedule 1,
(ii) the ownership, operation or use of the Transferred Businesses or the Transferred Assets prior to, on or after the Distribution Date, including, without limitation, any Liabilities or obligations arising under the agreements listed on Annex I, Schedule 2, (iii) the Octel Liabilities, (iv) (A) the formation, structure and operation of The Associated Octel Company Limited or Octel Associates or (B) the status of, or conduct of the businesses by Great Lakes or any Great Lakes Entity, as an owner, shareholder or partner (other than if Great Lakes or any of its Affiliates becomes an owner, shareholder or partner following the Distribution Date), as the case may be, of The Associated Octel Company Limited or Octel Associates, including, without limitation, any Liabilities and obligations arising under or relating to the agreements set forth on Annex I, Schedule 3, (v) the Assumed Environmental Liabilities and Product Liabilities, (vi) Octel's or its Affiliates' operations and activities after the Distribution Date in the conduct of its businesses, including but not limited to the Transferred Businesses and (vii) (A) the acquisition, ownership, operation, divestiture or sale of Societe Mediterraneene du Brome, S.A. by Great

Lakes or any Great Lakes Entity on or prior to the Distribution Date or (B) the status of, or conduct of the business by Great Lakes or any Great Lakes Entity as owner, shareholder or partner (other than if Great Lakes or any of its Affiliates becomes an owner, shareholder or partner following the Distribution
Date), as the case may be, of Societe Mediterraneene du Brome, S.A. The term "Assumed Liabilities" shall be deemed to include, but shall not be limited to, the Liabilities listed on Annex I hereto.

               Benefit Plans: shall have the meaning set forth in Section 8.1 hereof.

               Bids, Quotations and Proposals: the bids, quotations or proposals which have been submitted or made by the Transferred Businesses or Great Lakes or any Great Lakes Entity on behalf of the Transferred Businesses which are outstanding as of the Distribution Date.

               Code:  the Internal Revenue Code of 1986, as amended.

               Confidential Information: shall have the meaning set forth in
Section 7.5(b) hereof.

               Conveyancing and Assumption Instruments: collectively, the various agreements, instruments and other documents to be entered into to effect
(i) the transfer to Octel of the Transferred Businesses and the Transferred Assets, (ii) the assumption by Octel of the Assumed Liabilities and (iii) the transfer to Great Lakes of the Excluded Businesses and the Excluded Assets, all in the manner contemplated by this Agreement.

               Corporate Services Transition Agreement: the Corporate Services Transition Agreement, substantially in the form set forth as Exhibit A hereto, pursuant to which Octel or its Affiliates shall provide to Great Lakes or its Affiliates certain corporate services specified therein.

               DBE Lease: the agreement referred to as such in clause (e) of Annex III.

               DBE Storage Tank:  shall have the meaning set forth in Section
6.12 hereof.

               Dispute: shall have the meaning set forth in Section 11.1 hereof.

               Distribution: the distribution as a dividend to holders of Great Lakes Common Stock of Octel Common Stock on the basis provided in Section 4.1 hereof, which shall be effective on the date specified for the dividend by the Great Lakes Board of Directors.

               Distribution Date: the date as of which the Distribution shall be effected as determined by the Great Lakes Board of Directors.

               Ellesmere Port Lease Agreement: the agreement, substantially in the form of Exhibit E hereto, which may be entered into by Great Lakes or any of its Affiliates as lessee and Octel or any of its Affiliates as lessor with respect to the leasing of certain office space located at Ellesmere Port, United Kingdom.


               Environmental Law: any international (e.g., European Union), national, state, provincial, regional and local statute, ordinance, rule, regulation, any principle established by decisional law, any judicial or administrative order, any judicial or administrative consent decree or judgment, and all provisions and conditions of permits, licenses and other operating authorizations, as any of the foregoing are in effect at any time (whether prior to, on or after the Distribution Date) and as they may be amended from time to time, relating to: (a) pollution or protection of the environment, including natural resources, disposal of toxic, hazardous, or other waste, atmospheric emissions and discharge and treatment of stormwater or sanitary and industrial wastewater, (b) human health and safety, including exposure of persons, including employees, to toxic, hazardous or dangerous materials or substances,
(c) protection of the public health or welfare from the effect of by-products, wastes, emissions, discharges or releases of any chemical or other substances from industrial or commercial activities or (d) regulation of the manufacture, use or introduction into commerce of chemical or other substances, including, without limitation, their manufacture, importation, exportation, formulation, labeling, distribution, transportation, handling, storage, treatment, recycling, removal and disposal.


               Environmental Matters: all matters relating in any way to (a) soil, air and water and groundwater pollution or contamination, including without limitation, any on-site or off-site pollution or contamination; (b) damages to the natural environment or natural resources; (c) Releases or discharges of wastes, Hazardous Materials, or pollutants or contaminants; (c) occupational health and safety; or (d) the generation, transport, storage, recycling or disposal of Hazardous Materials or wastes (including, without limitation, garbage, refuse, slag, sludge and other dis-carded materials, whether solid, liquid, semisolid or gaseous and whether on-site or off-site).

               ERISA: shall have the meaning set forth in Section 8.1(b) hereof.

               Exchange Act: the Securities Exchange Act of 1934, as amended.

               Excluded Assets: collectively, all of the assets and properties identified on Annex III hereto.

               Excluded Bids, Quotations and Proposals: the bids, quotations or proposals which have been included as part of the Excluded Assets, or which have been submitted or made in connection with the operations and business of the Excluded Assets or the Excluded Businesses, which are outstanding as of the Distribution Date.

               Excluded Books and Records: the books and records of Great Lakes or any Great Lakes Entity (or true and complete copies thereof) as of the Distribution Date, including all computerized books and records, which relate principally to the Excluded Businesses and the Excluded Assets, including, without limitation, all such books and records relating to (i) technical and research and development information, (ii) the Transferred Octel Employees,
(iii) the purchase of materials, supplies and services for and to the Excluded Assets or the Excluded Businesses, (iv) the manufacture and sale of products by the Excluded Businesses and (v) dealings with customers of the Excluded Businesses.

               Excluded Businesses: collectively, all of the assets and properties referred to as such on Annex III hereto.

               Financings: shall have the meaning set forth in the Form 10.

               First Party: shall have the meaning set forth in Section 7.5(b) hereof.

               Form 10: the registration statement on Form 10, as amended, filed by Octel with the SEC to effect the registration of the Octel Common Stock pursuant to the Exchange Act, including the Information Statement contained therein.

               Fuel Detergent Plant: the real property and personal property acquired by Great Lakes or any Great Lakes Entity pursuant to that certain Asset Sale

Agreement, made November 20, 1991, between Shell U.K. Limited, GHC Properties, Inc., The Associated Octel Company Limited and Associated Octel Company (Plant) Limited, and all other transactions, contracts, agreements, deeds, assignments and undertakings entered into pursuant thereto.

               Great Lakes Common Stock: the common stock referred to as such in the Recitals.

               Great Lakes Entity: Great Lakes and Octel and any foreign or domestic predecessor, subsidiary, division, affiliate, joint venture, partnership or associated company of Great Lakes and Octel including, without limitation, The Associated Octel Company Limited, Octel Associates, Octel America, Inc., the Transferred Business and the Excluded Business and any foreign or domestic predecessor, subsidiary, division, affiliate, joint venture, partnership or associated company thereof, whether or not any of the aforementioned entities were sold, terminated, liquidated, closed or dissolved before, on or after the Distribution Date.

               Great Lakes Product: (i) any goods manufactured, processed, sold or distributed on or before the Distribution Date by the Excluded Business or utilizing the Excluded Assets; (ii) any goods manufactured, processed, sold or distributed on or before the Distribution Date by the Non-Transferred Businesses and (iii) any goods manufactured, processed, sold or distributed after the Distribution Date by Great Lakes or its Affiliates.

               Great Lakes Product Liability: any actual or alleged Liability of Great Lakes or any Great Lakes Entity to third parties (regardless of whether any claim with respect to such Liability is asserted prior to, on or after the Distribution Date) arising from or relating to the transportation, handling, possession, processing, treatment, storage, disposal, manufacture, further manufacture, use, reuse, sale or resale of the Great Lakes Products, including all such Liability for personal injury, bodily injury (including death or aggravation of previously existing illness, injury, disability or condition) or property damages, provided, however, the Octel Liabilities shall not constitute Great Lakes Product Liabilities.

               Great Lakes Party: shall have the meaning set forth in Section
5.3 hereof.

               Great Lakes Releasees: shall have the meaning set forth in
Section 6.11 hereof.

               Great Lakes Transfer Date: with respect to a particular asset (including capital stock), the date that such asset was transferred from Great Lakes or its Affiliates to Octel or its Affiliates in furtherance of the transactions contemplated by this Agreement.

               Hazardous Materials: those elements, compounds and substances identified in any of the Environmental Laws as "hazardous materials," "hazardous substances," or "hazardous wastes," as well as any other elements, compounds or substances which are listed or identified as "pollutants," "contaminants," "hazardous" or "toxic" (or by other terms of similar meaning) under any Environmental Law. The term "Hazardous Materials" specifically includes, without limitation, radioactive materials, petroleum products and asbestos.

               Indemnifiable Losses: with respect to any claim by an Indemnified Party for indemnification authorized pursuant to Article V hereof, any and all losses, Liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable attorneys' fees and expenses in connection therewith) suffered by such Indemnified Party with respect to such claim.

               Indemnification Claimant: shall have the meaning set forth in
Section 5.2(c) hereof.

               Indemnified Party: any party who is entitled to receive payment from an Indemnifying Party pursuant to Article V hereof.

               Indemnifying Party: any party who is required to pay any other person pursuant to Article V hereof.

               Indemnity Payment: the amount an Indemnifying Party is required to pay an Indemnified Party pursuant to Article V hereof.

               Information: shall have the meaning set forth in Section 7.2 hereof.

               Information Statement: the information statement to be sent to the holders of Great Lakes Common Stock in connection with the Distribution.

               Insurance Program: collectively, the series of policies pursuant to which, from time to time, various insurance carriers provide, have provided or will provide, insurance coverage to Great Lakes and the Great Lakes Entities in respect of claims or occurrences relating to, without limitation, property damage, manufacturer's output, business interruption, transit, fire, extended coverage, fiduciary, fidelity, environmental impairment, employee crime, general liability, products' liability, automobile liability, employer's liability, umbrella/excess liability, directors & officers/corporate reimbursement, employee benefits programs, professional liability, aviation products liability, surety bonds and ocean marine. Nothing in this definition shall be construed to imply that every Great Lakes Entity is, has been or will be, covered under each policy contained in the Insurance Program. Whether a particular Great Lakes Entity is, was or will be covered under a particular policy at a particular time shall be governed by the specific terms of such policy.

               Investor Roadshow: all actions, written and oral, taken by Octel and its financial and other advisors in connection with the marketing effort conducted by Octel and such advisors relating to the Octel Common Stock and any other securities of Octel to be offered in connection with the Distribution (including, but not limited to, the Senior Notes due 2006 to be issued by Octel Developments PLC), including, without limitation, the presentations of certain financial information and managerial outlooks to financial analysts, fund managers and other potential investors.

               Joint Representation and Defense Agreement: any agreement, substantially in the form of Exhibit B hereto, which may be entered into by Great Lakes and Octel with respect to representation and defense of certain matters.

               Lead Alkyls Business: the business referred to in the Recitals as such, and which shall be that business which is described as such in the Form 10.

               Lenders' Liens: any and all liens now or hereafter placed on any of the Transferred Assets in connection with the senior credit facility (including the revolving credit facility and the term loan facility) entered into by Octel or one or more of its Affiliates in connection with the Distribution or the Financings (including any refinancings thereof) and as more specifically described in the Form 10.

               Liabilities: any and all debts, damages, liabilities, claims, causes of action and obligations, whether or not accrued, contingent (known or unknown) or reflected on a balance sheet, including, without limitation, those arising under any law, rule, regulation, Action, order or consent decree of any governmental entity or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking. The term "Liabilities" shall include all damages of any kind, including, without limitation, consequential, incidental, exemplary and punitive damages.

               March Insurance: shall have the meaning set forth in Section
10.1.

               Material Adverse Effect: with respect to any party, an effect that (i) is material and adverse to such party's business, assets, properties, results of operations, financial condition, or (insofar as can be reasonably foreseen) prospects, taken as a whole or (ii) materially impairs the ability of such party to consummate the transactions contemplated by this Agreement and the Related Agreements; provided, however, that the term "Material Adverse Effect" shall not be deemed to include (a) actions contemplated by this Agreement or the Related Agreements, (b) changes in laws and regulations or interpretations thereof, or changes in generally accepted accounting principles, that are generally applicable to the industry or industries in which such party conducts business, (c) reasonable expenses incurred in connection with the transactions contemplated by this Agreement and the Related Agreements and (d) changes attributable to or resulting from changes in general economic conditions generally effecting the industry or industries in which such party conducts business.

               Non-Transferred Businesses: the businesses referred to as such in the Recitals and any and all operations and activities on or prior to the Distribution Date of Great Lakes or any Great Lakes Entity (other than the Excluded Assets, the Excluded Businesses, the Transferred Businesses and the Transferred Assets).

               Octel Common Stock: the common stock referred to as such in the Recitals.

               Octel Liabilities: shall mean (regardless of whether any claim with respect to the Liabilities in (i) and (ii) below is asserted prior to, on or after the Distribution Date) the (i) Liabilities, including reasonable attorneys' fees, professional fees and expenses incurred in connection with the investigation and defense of any matter encompassed herein, in an aggregate amount up to a maximum of $5 million for (A) Third Party Claims for (x) bodily injury, death, personal injury or property damage, (y) Remediation required by a government authority of on-site soil or groundwater contamination or off-site contamination of soil or groundwater caused by Hazardous Materials to the extent that such Remediation would be required by laws in effect on January 1, 1998, arising out of (1) the operation of the Excluded Businesses or the Excluded Assets on or prior to January 1, 1998, (2) off-site disposal on or prior to January 1, 1998 of Hazardous Materials produced by the Excluded Businesses or the Excluded Assets, (3) on-site soil or groundwater contamination on or prior to January 1, 1998 caused by Hazardous Materials or (4) products manufactured or sold by the Excluded Businesses or the Excluded Assets on or prior to January 1, 1998, provided, however, that Octel shall only be responsible for Remediation of on-site soil or groundwater contamination caused by Hazardous Materials so long as Great Lakes or any of its Affiliates continues to operate the Excluded Businesses or any chemical manufacturing operations on the property where the Remediation is required and provided further, that under no circumstances shall Octel be responsible for replacements, repairs or upgrades in relation to any facilities at the Excluded Business sites and (z) government fines for violation of Environmental Law in the operation of the Excluded Businesses or the Excluded Assets arising in respect of acts or omissions occurring on or before January 1, 1998, and (B) the cost of containing imminent off-site migration of Hazardous Materials in soil or groundwater resulting from the conduct of the Excluded Businesses or the Excluded Assets on or prior to January 1, 1998 if such migration of Hazardous Materials would be required to be contained pursuant to Environmental Laws in effect on January 1, 1998, provided, however, that, except as provided in clause (A) of this definition, Octel shall not be responsible for any on-site Remediation undertaken by Great Lakes or any of its Affiliates to the extent such Remediation is not required to prevent such imminent off-site migration; and (ii) Liabilities incurred by Octel in connection with its obligation to make the payments described in Section 8.6(d) of this Agreement (Transferred Octel Employees) or for the matters set forth in clauses (d) or (e) of Annex I.


               Octel Party: shall have the meaning set forth in Section 5.4 hereof.

               Octel Transfer Date: with respect to a particular asset (including capital stock), the date that such asset was transferred from Octel or its Affiliates to Great Lakes or its Affiliates in furtherance of the transactions contemplated by this Agreement.

               Offering Circular: any preliminary or final offering circular with respect to the issuance and sale of debt securities by Octel Developments PLC in connection with the Distribution.

               Partnership Agreement: the agreement, dated April 15, 1966, between Shell U.K. Limited, BP Trading Limited, Caltex (U.K.) Limited and Mobil Transportation Company Limited under which a partnership was formed under the name "Octel Associates" (as amended from time to time prior to the Distribution
Date).

               Partnership Releasors: shall have the meaning set forth in
Section 6.11 hereof.

               Performance Chemicals Business: the business referred to as such in the Recitals, and which shall be that business which is described as such in the Form 10.

               Petroleum Specialties Business: the business referred to as such in the Recitals, and which shall be that business which is described as such in the Form 10.

               Privilege(s): shall have the meaning set forth in Section 7.6(a) hereof.

               Privileged Information: shall have the meaning set forth in
Section 7.6(a) hereof.

               Products: (i) any goods manufactured, processed, sold or distributed at any time on or prior to the Distribution Date by the Transferred Businesses or utilizing the Transferred Assets and (ii) any goods, including, but not limited to, lead alkyls, petroleum specialty products and performance chemicals manufactured, processed, sold or distributed by Octel or its Affiliates after the Distribution Date.

               Product Liability: any actual or alleged Liability of Great Lakes or any Great Lakes Entity to third parties (regardless of whether any claim with respect to such Liability is asserted prior to, on or after the Distribution
Date) arising from or relating to the transportation, handling, possession, processing, treatment, storage, disposal, manufacture, further manufacture, use, reuse, sale or resale of the Products, including all such Liability for personal injury, bodily injury (including death or aggravation of previously existing illness, injury, disability or condition) or property damages.

               Record Date: the date determined by the Board of Directors of Great Lakes as the record date for the Distribution.

               Recovery: the amount obtained pursuant to a claim under an insurance policy in the Insurance Program.

               Related Agreements: the Conveyancing and Assumption Instruments, Corporate Services Transition Agreement, Tax Disaffiliation Agreement, the Supply Agreements, Toll Manufacturing Agreement, Joint Representation and Defense Agreement, the Ellesmere Port Lease Agreement and the various service, supply and other agreements to be entered into between Great Lakes and its Affiliates, on the one hand, and Octel and its Affiliates, on the other hand, in connection with the Distribution and the other transactions contemplated hereby.

               Release: any spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, dumping or disposing into the environment of any Hazardous Material, including the abandonment or discarding of barrels, containers, and other receptacles containing any Hazardous Material, and any passive migration of any Hazardous Material.

               Releasee(s): shall have the meaning set forth in Section 5.1(a) hereof.

               Releasors: shall have the meaning set forth in Section 5.1(a) hereof.

               Remediation: any investigation, remediation, prevention, containment or abatement of releases or threatened releases of materials into the workplace or the environment and the assessment and mitigation of risks and/or restoration of any harm arising therefrom, and any related actions.


               Retained Environmental Liabilities: all actual or alleged Liabilities and obligations (regardless of whether any claim with respect to such Liabilities and obligations is asserted prior to, on or after the Distribution Date) relating to Environmental Matters or arising under any Environmental Laws (including all claims for death, bodily injury, personal injury and property damage relating to Environmental Matters or arising under any Environmental Laws) which relate to, arise out of or are incurred in connection with:


                            (i) the activities, operations, acts or omissions at, from or with respect to the Non-Transferred Businesses, the Excluded Businesses or the Excluded Assets before, on or after the Distribution Date (other than the Octel Liabilities);

                            (ii) Remediation of any Release arising out of or resulting from activities, operations, acts or omissions at, from or with respect to the Non-Transferred Businesses, the Excluded Businesses or the Excluded Assets before, on or after the Distribution Date (other than the Octel Liabilities) wherever such Remediation may be performed; and

                            (iii) any activities, operations, acts or omissions at, from or with respect to any businesses of Great Lakes or its Affiliates following the Distribution Date.

               Retained Liabilities: collectively, all of the actual or alleged Liabilities and other obligations (regardless of whether any claim with respect to such Liabilities and obligations is asserted prior to, on or after the Distribution Date) which relate to, arise out of, or are incurred in connection with (i) the acquisition by Great Lakes or any Great Lakes Entity on or prior to the Distribution Date of all, or any portion of, any corporation, partnership or other entity that is or was engaged in the Non-Transferred Businesses or the Excluded Businesses, (ii) the ownership or operation of the Non-Transferred Businesses, Excluded Businesses or Excluded Assets prior to, on or after the Distribution Date, (iii) the Retained Environmental Liabilities and Great Lakes Product Liabilities and (iv) Great Lakes' or its Affiliates' operations and activities after the Distribution Date in the conduct of its businesses, including but not limited to the Non-Transferred Businesses or Excluded Businesses; provided, that the Octel Liabilities shall not constitute Retained Liabilities.

               Run-Off Policies: shall have the meaning set forth in Section 10.2(b).

               Savings Plan: shall have the meaning set forth in Section 8.2 hereof.

               SEC: the United States Securities and Exchange Commission.

               Successor Savings Plan: shall have the meaning set forth in
Section 8.4(a) hereof.

               Supply Agreements: the Supply Agreements, in the form of the agreements attached as Exhibit D hereto, pursuant to which Great Lakes or its Affiliates and Octel or its Affiliates shall provide certain products to each other.

               Taxes:  shall have the meaning set forth in Section 12.12.

               Tax Disaffiliation Agreement: the Tax Disaffiliation Agreement, in the form of Exhibit C hereto, pursuant to which Great Lakes and Octel have provided for certain tax matters.

               Third Party Claim: shall have the meaning set forth in Section 5.2(a) hereof.

               Toll Manufacturing Agreement: the Toll Manufacturing Agreement, substantially in the form set forth as Exhibit F hereto, relating to the toll manufacture by Great Lakes of Stadis(R) 425 and Stadis(R) 450 (Enhanced).

               Transfer Amount: shall have the meaning set forth in Schedule 8.5 hereof.

               Transfer Date: shall have the meaning set forth in Section 8.4 hereof.

               Transferred Assets: collectively, all of the assets and properties of Great Lakes or any Great Lakes Entity used principally in the Transferred Businesses on or prior to, and in existence as of, the Distribution Date, including, but not limited to, those assets and properties identified on Annex II hereto, but specifically excluding the Excluded Assets.

               Transferred Businesses: the businesses referred to as such in the Recitals, including any businesses or products of Great Lakes or any Great Lakes Entity that were discontinued or otherwise terminated prior to the Distribution Date, to the extent that such businesses were conducted or such products were manufactured or sold as part of the businesses referred to as part of the Transferred Businesses in the Recitals. For the avoidance of doubt, the facilities of Great Lakes and its Affiliates at Halebank, Widnes, Cheshire, United Kingdom and Aycliffe Industrial Estate, Newton, Aycliffe, Durham, United Kingdom shall be deemed not to be Transferred Businesses or Transferred Assets under this Agreement.

               Transferred Businesses Books and Records: the books and records of Great Lakes or any Great Lakes Entity (or true and complete copies thereof) as of the Distribution Date, including all computerized books and records, which relate principally to the Transferred Businesses, including, without limitation, all such books and records relating to (i) technical and research and development information, (ii) Transferred Great Lakes Employees, (iii) the purchase of materials, supplies and services, (iv) the manufacture and sale of products by the Transferred Businesses, (v) dealings with customers of the Transferred Businesses, (vi) the Assumed Liabilities and (vii) all files relating to any Action being assumed by Octel as part of the Assumed Liabilities.

               Transferred Great Lakes Employee: (i) any employee of Great Lakes or its Affiliates or Octel or its Affiliates who, as of the Distribution Date, is employed either (A) by any of the Transferred Businesses or (B) at the locations listed on Annex II, Schedule 1, (ii) for purposes of Article VIII only, any former employee of Great Lakes or any Great Lakes Entity who, for periods on or prior to the Distribution Date, was employed by any of the Transferred Businesses, or any of the plants listed on Schedule 1.1A, (iii) any employee of Great Lakes or its Affiliates or Octel or its Affiliates from such entity's staff organizations, such as engineering, controllers, human resources or legal affairs, who is assigned full-time to any of the Transferred
Businesses as of the Distribution Date or (iv) any person who is listed on
Schedule 1.1B and who is employed by the Transferred Businesses as of the Distribution Date.

               Transferred Octel Employee: any employee of Great Lakes or its Affiliates or Octel or its Affiliates who, as of the U.K. Transfer Date, (i) is employed by the Excluded Businesses, at (A) the Palmer Research Laboratories facility located on Mostyn Road, Holywell, Flintshire, North Wales, United Kingdom, (B) the facility located at Amlwch, Anglesey, Gwynedd, United Kingdom or (C) Oil Sites Road, Ellesmere Port, United Kingdom, and (D) is listed on
Schedule 1.1C, or (ii) is employed by the Excluded Businesses at (A) the Palmer Research Laboratories facilities located on Mostyn Road, Holywell, Flintshire, North Wales, United Kingdom, (B) the facility located at Amlwch, Anglesey, Gwynedd, United Kingdom or (C) Oil Sites Road, Ellesmere Port, United Kingdom.

               U.K. Transfer Date:  April 1, 1998.

               Welfare Plan: shall have the meaning set forth in Section 8.1(b) hereof.

                                   ARTICLE II
                     REORGANIZATION AND RELATED TRANSACTIONS

               Section 2.1 The Reorganization.

                      (a) Subject to the terms and conditions of this Agreement, Great Lakes and Octel shall cause, on or before the Distribution Date, (i) all of Great Lakes' and its Affiliates' right, title and interest in and to the Transferred Businesses, including, but not limited to, the Transferred Assets, to be conveyed, assigned, transferred and delivered to Octel or any of its Affiliates, (ii) all of Octel's and its Affiliates' right, title and interest in and to the Excluded Assets, including, but not limited to the Excluded Businesses, to be conveyed, assigned and transferred and delivered to Great Lakes or any of its Affiliates, (iii) all duties, obligations and responsibilities with respect to the Assumed Liabilities to be assumed by Octel or any of its Affiliates and (iv) all duties, obligations and responsibilities with respect to Retained Liabilities to be assumed or retained by Great Lakes or its Affiliates (the transfers set forth in this subsection (a) to be hereinafter referred to as the "Asset and Liability Transfer").

                      (b) Subject to Section 6.3 hereof, to the extent that any such conveyances, assignments, transfers and deliveries shall not have been so consummated on the Distribution Date, Great Lakes and Octel shall cooperate to effect such consummation as promptly thereafter as shall be practicable, it nonetheless being understood and agreed by Great Lakes and Octel that, subject to the Lenders' Liens, neither shall be liable in any manner to any person who is not a party to this Agreement for any failure of any of the transfers contemplated by this Article II to be consummated on or subsequent to the Distribution Date. Whether or not the Asset and Liability Transfer shall have occurred as of the Distribution Date, Great Lakes and Octel agree that, as of the Distribution Date, (i) Octel shall have, and shall be deemed to have, acquired complete and sole beneficial ownership of the Transferred Businesses, including, without limitation, the Transferred Assets, except as described herein with respect to assets which are non-assignable, together with all of Great Lakes' rights, powers and privileges (except as provided in Section 7.6 hereto) and any other benefits relating thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Assumed Liabilities, and all of Great Lakes' and any Great Lakes Entity's duties, obligations and responsibilities relating thereto, (ii) Great Lakes shall have, and shall be deemed to have, acquired complete and sole beneficial ownership of the Excluded Assets, including, without limitation, the Excluded Businesses, except as described herein with respect to assets which are non-assignable, together with all of Octel's rights, powers and privileges (except as provided in Section 7.6 hereto) and any other benefits relating thereto, and, except for the Octel Liabilities, shall be deemed to have assumed all duties, obligations and responsibilities relating to the operation of the Excluded Assets and the Excluded Businesses and any duties, obligations and responsibilities relating thereto of any Great Lakes Entity and (iii) (A) Octel shall transfer to Great Lakes any of the Excluded Assets which cannot be transferred as of the Distribution Date if and when such transfer becomes possible and (B) Great Lakes shall transfer to Octel any of the Transferred Assets which cannot be transferred as of the Distribution Date if and when such transfer becomes possible.

               Section 2.2 Assumption of Certain Liabilities; Issuance of Octel Common Stock. In consideration of the conveyance, assignment, transfer and delivery of the Transferred Businesses, including, without limitation, the Transferred Assets, being made pursuant to Section 2.1 hereof, Octel agrees to
(a) assume the Assumed Liabilities, and (b) issue and deliver to the Agent for delivery to stockholders of Great Lakes as of the Record Date a certificate representing the number of shares of Octel Common Stock as provided for in
Section 4.1 hereof. In consideration of the conveyance, assignment, transfer and delivery of the Excluded Assets, including, without limitation, the Excluded Businesses, being made pursuant to Section 2.1 hereof, Great Lakes agrees to assume the Retained Liabilities.

               Section 2.3 Foreign Exchange Rates. Except as agreed upon by Great Lakes and Octel or as otherwise provided in this Agreement, all payments to each other shall be in U.S. dollars and all amounts represented on the books of Great Lakes or Octel as a foreign currency obligation shall be converted into U.S. dollars based on the exchange rate quoted in The Wall Street Journal on the last business day preceding the Distribution Date (or as of such other day as may be agreed to by Octel and Great Lakes) or, with respect to payments to be made on a date other than the Distribution Date, the last business day preceding the respective applicable date (or as of such other day as may be agreed to by Octel and Great Lakes). Great Lakes and Octel shall cooperate with each other to facilitate the prompt transfer of funds so as to minimize the potential effect of any changes in exchange rates.

               Section 2.4 Great Lakes Approval. Great Lakes shall cooperate with Octel in effecting, and if so requested by Octel, Great Lakes shall, as the sole stockholder of Octel, ratify any actions which are reasonably necessary or desirable to be taken by Octel to effectuate the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, including, without limitation, the election or appointment of directors and officers of Octel to serve in such capacities following the Distribution Date (if not so appointed by the Board of Directors of Octel).

                                   ARTICLE III
                     ASSUMPTION AND RETENTION OF LIABILITIES

               Section 3.1 Assumed Liabilities. Upon the terms and subject to the conditions set forth in this Agreement and in addition to any other Liabilities otherwise expressly assumed by Octel pursuant to this Agreement, the Related Agreements or any other agreement contemplated by this Agreement, Octel hereby agrees with Great Lakes that Octel shall assume, pay, perform and discharge (or to cause the appropriate Affiliate of Octel to pay, perform and discharge) when due, any and all Assumed Liabilities.

               Section 3.2 Retained Liabilities. Upon the terms and subject to the conditions set forth in this Agreement and in addition to any other Liabilities otherwise expressly assumed or retained by Great Lakes pursuant to this Agreement, the Related Agreements or any other agreement contemplated by this Agreement, Great Lakes hereby agrees with Octel that Great Lakes shall assume, pay, perform and discharge (or to cause the appropriate Affiliate of Great Lakes to pay, perform and discharge) when due, any and all Retained Liabilities.

                                   ARTICLE IV
                                THE DISTRIBUTION

               Section 4.1 The Distribution. On or prior to the Distribution Date, Great Lakes shall deliver to the Agent the certificate for all of the issued and out standing shares of Octel Common Stock which were owned by Great Lakes prior to the Distribution. Upon receipt from Great Lakes of a certificate as to the number of shares of Great Lakes Common Stock outstanding on the Record Date, Octel shall deliver to the Agent, for the benefit of holders of record of Great Lakes Common Stock on the Record Date, a stock certificate or stock certificates representing, in the aggregate (and rounded down to the nearest whole share), a number of shares representing one (1) share of Octel Common Stock for every four (4) shares of Great Lakes Common Stock outstanding on the Record Date (less all of the issued and outstanding shares of Octel Common Stock owned prior to the Distribution by Great Lakes), and shall instruct the Agent to distribute as promptly as practicable following the Distribution Date to holders of record of Great Lakes Common Stock on the Record Date one (1) share of Octel Common Stock for every four (4) shares of Great Lakes Common Stock and cash in lieu of fractional shares of Octel Common Stock obtained in the manner provided in Section 4.2 hereof. Octel agrees to provide to the

Agent such documentation as the Agent may request in order to effect the Distribution. All of the shares of Octel Common Stock issued in the Distribution shall be fully paid, nonassessable and free of preemptive rights.

               Section 4.2 Fractional Shares. Except as described below, each stockholder that receives at least one share of Octel Common Stock in the Distribution will also receive credit for any fractional interest. If a stockholder owns fewer than four shares of Great Lakes Common Stock, fractional shares of Octel Common Stock shall not be issued as part of the Distribution. If a stockholder owns fewer than four shares of Great Lakes Common Stock, such stockholder will receive cash in lieu of a fractional share. If a stockholder requests physical certificates for shares of Octel Common Stock, such stockholder will receive physical certificates for all whole shares of Octel Common Stock and cash in lieu of any fractional share interest. Great Lakes and Octel agree that Great Lakes shall instruct the Agent to determine the number of whole shares and fractional shares of Octel Common Stock allocable to each holder of record of Great Lakes Common Stock as of the Record Date and to aggregate all such fractional share interests for which holders are entitled to receive cash pursuant to this Section 4.2 into whole shares and sell the whole shares obtained thereby in the open market at then prevailing prices and to distribute to each such holder such holder's ratable share of the total proceeds of such sales (net of any commissions incurred in connection with such sales), net of any amount required to be withheld under applicable law.

               Section 4.3 Actions by Great Lakes and Octel Board.

                      (a) This Agreement and the Related Agreements are subject to, and the consummation of the transactions provided for herein or therein shall only be effected after, (i) approval by the Board of Directors of Great Lakes and Octel and (ii) the declaration of the Distribution by the Board of Directors of Great Lakes.

                      (b) The Board of Directors of Great Lakes, in its sole discretion, shall establish the Record Date and the Distribution Date and all appropriate procedures in connection with the Distribution.

                                    ARTICLE V
                    INDEMNIFICATION, CLAIMS AND OTHER MATTERS

               Section 5.1   Release and Indemnification.

                      (a) To the extent that the same is lawful, each of Great Lakes and Octel, on behalf of itself and each of its Affiliates (the "Releasors"), hereby unconditionally releases and forever discharges the other party and each of its Affiliates, stockholders, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, suits, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, promises, variances, trespasses, damages, judgments, executions, claims and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which any of the Releasors now have, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Distribution Date, or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Distribution Date; provided, however, that nothing contained herein shall operate to release any obligations of the parties arising under this Agreement (including, but not limited to, the indemnity provisions set forth in Sections 5.1(b) and 5.1(c) hereof), any of the Related Agreements or any ongoing commercial agreements in existence as of the date hereof between Great Lakes or its Affiliates and Octel or its Affiliates. In addition, each party hereby irrevocably covenants to, and to cause its Affiliates to, refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter purported to be released in this Section 5.1(a).

                      (b) Great Lakes shall indemnify, defend and hold harmless Octel and each of its directors, officers, employees, agents and Affiliates from and against any and all Indemnifiable Losses of Octel or any of its Affiliates arising out of or due to, directly or indirectly, (i) Third Party Claims (as defined in Section 5.2) in connection with any of the Retained Liabilities, (ii) Third Party Claims that the information relating to Great Lakes included in the Information Statement and the Form 10 or the Offering Circular under the captions set forth on Schedule 5.1(b) hereto or any statements made by Great Lakes or its Affiliates in any Investor Roadshow or to third parties in connection with the Distribution or the Financings is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) Third Party Claims that Great Lakes or its Affiliates breached or failed to perform, or violated, any provision of this Agreement or any of the Related Agreements which is to be performed or complied with by Great Lakes or its Affiliates, (iv) any Retained Liability, (v) any breach or failure to perform, or violation of, any covenant, agreement, assumption, or responsibility of Great Lakes or any of its Affiliates under this Agreement or any of the Related Agreements and (vi) any Liabilities incurred by, resulting to or imposed on such Indemnified Parties relating in any way to Environmental Matters or obligations under Environmental Laws with respect to which Great Lakes or its Affiliates is required to be substituted for Octel or its Affiliates after the Distribution Date as set forth in Section 9.2 hereof.


                      (c) Octel shall indemnify, defend and hold harmless Great Lakes and each of its directors, officers, employees, agents and Affiliates from and against any and all Indemnifiable Losses of Great Lakes or any of its Affiliates arising out of or due to, directly or indirectly, (i) Third Party Claims in connection with any of the Assumed Liabilities, (ii) Third Party Claims that the information included in the Information Statement, the Form 10 or the Offering Circular, other than under the captions set forth on Schedule 5.1(b) hereto, or the information provided, or statements made, by Octel or its Affiliates in connection with any Investor Roadshow or to third parties in connection with the Distribution or the Financings, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) Third Party Claims that Octel or its Affiliates breached or failed to perform, or violated, any provision of this Agreement or any of the Related Agreements which is to be performed or complied with by Octel or its Affiliates or (iv) (A) any of the Assumed Liabilities, (B) any breach or failure to perform, or violation of, any covenant, agreement, assumption, or responsibility of Octel or any of its Affiliates under this Agreement or any of the Related Agreements or (C) any Liabilities incurred by, resulting to or imposed on such Indemnified Parties relating in any way to Environmental Matters or obligations under Environmental Laws with respect to which Octel or its Affiliates is required to be substituted for Great Lakes or its Affiliates after the Distribution Date as set forth in
Section 9.1 hereof.

                      (d) Amounts required to be paid pursuant to this Article V are hereinafter sometimes collectively called "Indemnity Payments" and individually called an "Indemnity Payment." The amount which any party (an "Indemnifying Party") is required to pay to any other party (an "Indemnified Party") pursuant to

Section 5.1(b), Section 5.1(c) or any other applicable indemnity provision contained in this Agreement shall be reduced (including, without limitation, retroactively) by any insurance proceeds and other amounts actually recovered by such Indemnified Party in reduction of the related Indemnifiable Loss. The foregoing notwithstanding, nothing in this Section 5.1(d) shall grant to Octel or its Affiliates any direct or indirect rights or benefits to insurance coverage with respect to which Octel is not otherwise entitled under Article X hereof nor require Great Lakes or its Affiliates to make any claim for insurance coverage unless and to the extent that Octel would otherwise be entitled to have Great Lakes make a claim under Article X hereof.

                      (e) Indemnification obligations contained elsewhere in this Agreement shall be subject to the provisions of this Article V.

               Section 5.2   Procedure for Indemnification.

                      (a) If either party shall receive notice of any claim or Action brought, asserted, commenced or pursued by any person or entity not a party to this Agreement or an Affiliate thereof (a "Third Party Claim"), with respect to which the other party is or may be obligated to make an Indemnity Payment, it shall give such other party prompt notice thereof (including any pleadings relating thereto) after becoming aware of such Third Party Claim, specifying in such reasonable detail as is known to it, the nature of such Third Party Claim and the amount or estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim); provided, however, that the failure of a party to give notice as provided in this Section 5.2 shall not relieve the other party of its indemnification obligations under this Article V, except and only to the extent that such other party is actually prejudiced by such failure to give notice.

                      (b) (i) For any Third Party Claim concerning which notice is required to be given, and, in fact, given, under subparagraph (a) of this
Section 5.2, other than a Third Party Claim that constitutes the Octel Liabilities, the Indemnifying Party shall defend in a timely manner, to the extent permitted by law, such Third Party Claim through counsel appointed by the Indemnifying Party and reasonably acceptable to the Indemnified Party. Once an Indemnifying Party has commenced its defense of an Indemnified Party, it cannot withdraw from such defense until conclusion of the matter, unless the Indemnified Party consents to the withdrawal.

                             (ii)   For any Third Party Claim concerning
        which notice is required to be given under subparagraph (a) of this

        Section 5.2 and that constitutes Octel Liabilities, Great Lakes shall have the right, but not the obligation, to defend such claim as if it were an "Indemnifying Party" as set forth in this Section 5.2(b) and, if Great Lakes exercises such rights, Octel shall have the rights of an "Indemnified Party" as set forth in this Section 5.2(b) and Section 5.2(c); provided, however, that Octel shall remain responsible for payment of the Octel Liabilities with respect to any such claim.

                      (c) If a party responds to a notice of a Third Party Claim by denying its obligation to indemnify the person or entity claiming a right of defense and indemnification under this Agreement ("Indemnification Claimant"), or if the Indemnifying Party fails to defend in a timely and competent manner, the Indemnified Party shall be entitled to defend such Third Party Claim through counsel appointed by it. In addition, if it is later determined, through procedures referenced in Article XI of this Agreement, or agreement of the parties, that said party wrongfully denied such claim, or the Indemnifying Party failed to timely defend, then the Indemnifying Party shall (i) reimburse the Indemnified Party for all costs and expenses (other than salaries of officers and employees) incurred reasonably by the Indemnified Party in connection with its defense of such Third Party Claim and pay the Indemnified Party interest at the prime rate, as published by a national banking institution, with respect to any amounts paid by the Indemnified Party in satisfaction of such Third Party Claim and (ii) be estopped from challenging a judgment, order, settlement, compromise, or consent judgment resolving the Third Party Claim entered into in good faith by the Indemnified Party (if such claim has been resolved prior to the conclusion of the proceeding between the Indemnified Party and Indemnifying Party). An Indemnifying Party, after initially rejecting a claim for defense or indemnification by an Indemnification Claimant, may defend and indemnify the Indemnification Claimant, at any time prior to the resolution of said Third Party Claim, for such claim; provided, however, that (x) the Indemnifying Party, upon assuming the defense, reimburses the Indemnified Party for all costs and expenses (other than salaries of officers and employees) incurred reasonably by the Indemnified Party in connection with its defense of such Third Party Claim up to the time the Indemnifying Party assumes control of the defense of such claim (including costs incurred in the transition of the defense from the Indemnified Party to the Indemnifying Party) and (y) the assumption of the defense of the Third Party Claim shall not prejudice or cause harm to the Indemnified Party.

                      (d) With respect to any Third Party Claim relating to any matter subject to a claim for indemnification hereunder, no party shall enter into any compromise or settlement or consent to the entry of any judgment which (i) does not include as a term thereof the giving by the third party of a release to the Indemnifying Party from all further liability concerning such Third Party Claim on terms no less favorable than those obtained by the Indemnified Party or (ii) imposes any obligation on the Indemnified Party without said Indemnified Party's written consent (such consent not to be unreasonably withheld), except an obligation to pay money which the Indemnifying Party has agreed to pay on behalf of the Indemnified Party. In the event that an Indemnified Party enters into any such compromise, settlement or consent without the written consent (such consent not to be unreasonably withheld) of the Indemnifying Party (other than as contemplated by Section 5.2(c)), the entry of such compromise, settlement or consent shall relieve the Indemnifying Party of its indemnification obligation related to the claims underlying such compromise, settlement or consent.


                      (e) Upon final judgment, determination, settlement or compromise of any Third Party Claim, and unless otherwise agreed by the parties in writing, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by final judgment, determination, settlement or compromise. Upon the payment in full by the Indemnifying Party of such amount, the Indemnifying Party shall succeed to the rights of such Indemnified Party to the extent not waived in settlement, against the third party who made such Third Party Claim and any other person who may have been liable to the Indemnified Party with respect to the indemnified matter.

                      (f) In connection with defending against Third Party Claims, the parties shall cooperate with and assist each other by making available all employees, books, records, communications, documents, items and matters within their knowledge, possession or control that are necessary, appropriate or reasonably deemed relevant with respect to defense of such claims; provided, however, that nothing in this subparagraph (f) shall be deemed to require the waiver of any privilege, including the attorney-client privilege, or protection afforded by the attorney work product doctrine. In addition, regardless of the party actually defending a Third Party Claim for which there is an indemnity obligation under Section 5.1 of this Agreement, the parties shall give each other regular status reports relating to such action with detail sufficient to permit the other party to assert and protect its rights and obligations under this Agreement.

                      (g) The provisions of this Section 5.2 shall survive in perpetuity and shall be the exclusive procedures for any claims subject to the provisions of Section 5.1(b), (c) or (e) hereof.

               Section 5.3 Indemnifiable Losses under Sections 5.1(b)(ii) and 5.1(c)(ii). If the indemnification provided for in Sections 5.1(b)(ii) and 5.1(c)(ii) is unavailable under law or SEC policy to an Indemnified Party in respect of any Indemnifiable Loss arising out of or related to information contained in the Information Statement, the Form 10, the Offering Circular or statements made in any Investor Roadshow or to third parties in connection with the Distribution or the Financings, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Indemnifiable Loss, in such proportion as is appropriate to reflect the relative fault of Octel, each of its directors, each of its officers who has signed any registration statement and each Affiliate of Octel (an "Octel Party") on the one hand and Great Lakes and each Affiliate of Great Lakes (a "Great Lakes Party") on the other hand in connection with the information, statements or omissions which resulted in such Indemnifiable Loss. The relative fault of an Octel Party on the one hand and of a Great Lakes Party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Octel Party on the one hand or a Great Lakes Party on the other hand.

               Section 5.4 Indemnifiable Losses under Sections 5.1(b)(iii), 5.1(b)(v), 5.1(c)(iii) and 5.1(c)(iv)(B). Under Sections 5.1(b)(iii), 5.1(b)(v),
5.1(c)(iii) and 5.1(c)(iv)(B), any claim on account of an Indemnifiable Loss which results from a breach of this Agreement or any of the Related Agreements shall be asserted promptly by written notice from the Indemnified Party to the Indemnifying Party. To the extent that the Indemnifying Party does not receive such prompt notice, the Indemnifying Party shall not be responsible for that portion (but only that portion) of such Indemnifiable Loss, if any, which shall have resulted from such delay. The Indemnified Party's written notice shall contain such information as the Indemnified Party has regarding the alleged breach. Such Indemnifying Party shall have a period of sixty (60) days (or such shorter time period as may be required by law as indicated by the Indemnified Party in the written notice) within which to respond thereto. If such Indemnifying Party does not respond within such 60-day (or lesser) period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment for the amount of the Indemnifiable Loss and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 60-day (or lesser) period and rejects such claim in whole or in part, such Indemnified Party shall be free to pursue resolution as provided in Article XI hereof.

               Section 5.5 No Beneficiaries. Except to the extent expressly provided otherwise in this Article V, and except with respect to the holders of the Lenders' Liens, the indemnification provided for by this Article V shall not inure to the benefit of any third party or parties and shall not relieve any insurer who would otherwise be obligated to pay any claim of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto and each party agrees to waive such rights against the other to the fullest extent permitted.

               Section 5.6 Named Parties. The parties hereto acknowledge that it may not be feasible to substitute Octel (or one of its Affiliates) or Great Lakes (or one of its Affiliates), as the case may be, for the other as a named party in Actions, whether domestic or foreign, constituting Assumed Liabilities or Retained Liabilities, as the case may be. In such event, Great Lakes (or one of its Affiliates) or Octel (or one of its Affiliates), as the case may be, shall remain as a named party, but, following the Distribution Date, Octel (or one of its Affiliates) or Great Lakes (or one of its Affiliates), as the case may be, shall assume the defense of any such Action in accordance with the provisions of Section 5.2 hereof and the parties and their Affiliates shall cooperate as contemplated by such Section 5.2 and Article VII hereof.

                                   ARTICLE VI
                           CERTAIN ADDITIONAL MATTERS

               Section 6.1 Conveyancing and Assumption Instruments. In connection with the transfer, conveyance, assignment and delivery of the Transferred Businesses (including, without limitation, the Transferred Assets), the Excluded Assets (including, without limitation, the Excluded Businesses) and the assumption of Assumed Liabilities contemplated by this Agreement, Great Lakes and Octel agree to execute or cause to be executed by the appropriate parties and to deliver to each other, as appropriate, the Conveyancing and Assumption Instruments.

               Section 6.2   Representations and Warranties.

                      (a) Great Lakes represents and warrants to Octel that:

                             (i) as of the Great Lakes Transfer Date, the authorized capital stock of Octel America, Inc. consisted of 1,000 shares of common stock, no par value, of which 1,000 shares were issued and outstanding;

                             (ii)  as of the Great Lakes Transfer Date,
        Great Lakes or its Affiliates was the record and beneficial owner of all of the issued and outstanding shares of Octel America, Inc. and The Associated Octel Company Limited (other than those shares of The Associated Octel Company Limited held by Octel America, Inc.) and had good and marketable title thereto, free and clear of all liens, claims, charges, pledges or encumbrances and had the absolute right to assign, transfer and deliver such shares (other than those shares of The Associated Octel Company Limited held by Octel America, Inc.), and had not pledged or encumbered its interest in Octel Associates; and Great Lakes delivered or, prior to the Distribution Date, shall deliver, to Octel a true, complete, accurate and up-to-date copy of the certificate of incorporation, by-laws, minutes and stock ledger of Octel America, Inc;

                             (iii)  as of the Great Lakes Transfer Date,
        there were no outstanding options, warrants, conversion or other rights or other agreements of any kind (other than this Agreement) for the purchase or acquisition from, or the sale or issuance by, Great Lakes or Octel America, Inc. of any shares of capital stock of Octel America, Inc.;

                             (iv)   as of the Great Lakes Transfer Date,
        Great Lakes or a Great Lakes Entity was the record and beneficial owner of the Fuel Detergent Plant and had good and marketable title thereto, free and clear of all material liens, claims, charges, pledges or encumbrances, other than restrictions on title contained in the title documents relating thereto, and had the absolute right to assign, transfer and deliver the Fuel Detergent Plant;

                             (v)    as of the date hereof, Great Lakes has,
        and on the Distribution Date Great Lakes will have full corporate power and authority to execute and deliver each of this Agreement and, to the extent it is a party thereto, the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements to be entered into prior to the Distribution Date by Great Lakes has been duly and validly approved by the Board of Directors of Great Lakes. This Agreement and each of the Related Agreements has been duly and validly executed and constitutes (assuming due authorization, execution and delivery by Octel) a valid and binding obligation of Great Lakes, enforceable against Great Lakes in accordance with their respective terms, except as enforcement may be limited by any bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally;


                             (vi) as of the date hereof and the Distribution Date, neither the execution and delivery of this Agreement or any of the Related Agreements, nor the consummation by Great Lakes of the transactions contemplated hereby or thereby, nor compliance by Great Lakes with any of the terms hereof or thereof, will (A) violate any provisions of the Restated Certificate of Incorporation or By-Laws of Great Lakes, or (B) (1) violate any statute, code, ordinance, rule, regulation, decree or injunction, or published judgment, order or writ, applicable to Great Lakes or any of its properties or assets, or (2) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default under), result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Great Lakes under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Great Lakes is a party, or by which it or any of its properties or assets may be bound or affected, except, in the case of clause (B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on Great Lakes; and


                             (vii)  as of the date hereof, to the best of
        Great Lakes' knowledge, neither Great Lakes nor any of its Affiliates is in breach of any material obligation under any agreement listed on Annex I, Schedule 1 hereto nor have they received notice of any breach which is currently outstanding.

                      (b) Octel represents and warrants to Great Lakes that:

                             (i)    as of the Octel Transfer Date, Octel or
        its Affiliates was the record and beneficial owner of the Excluded Assets and had good and marketable title thereto, free and clear of all material liens, claims, charges, pledges or encumbrances (other than restrictions on title contained in the title documents with respect thereto), and had the absolute right to assign, transfer and deliver the Excluded Assets;

                             (ii) as of the date hereof, Octel has, and on the Distribution Date Octel will have full corporate power and upon stockholder approval authority to execute and deliver each of this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements to be executed on or prior to the Distribution Date by Octel has been duly and validly approved by the Board of Directors of Octel. This Agreement and each of the Related Agreements has been duly and validly executed and constitutes (assuming due authorization, execution and delivery by Great Lakes) a valid and binding obligation of Octel, enforceable against Octel in accordance with their respective terms, except as enforcement may be limited by any bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally; and

                             (iii) as of the date hereof and the Distribution Date, neither the execution and delivery of this Agreement or any of the Related Agreements, nor the consummation by Octel of the transactions contemplated hereby or thereby, nor compliance by Octel with any of the terms hereof or thereof, will (A) violate any provisions of the Certificate of Incorporation or By-Laws of Octel, or (B) (1) violate any statute, code, ordinance, rule, regulation, decree or injunction, or published judgment, order or writ, applicable to Octel or any of its properties or assets, or (2) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default under), result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Octel under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Octel or any of its Affiliates is a party, or by which it or any of its properties or assets may be bound or affected, except, in the case of clause (B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have a Material Adverse Effect on Octel.

                      (c) Except as provided in Section 6.2(a) hereof, Octel understands and agrees that Great Lakes is not in this Agreement or in any other agreement or document contemplated by this Agreement representing or warranting in any way (i) as to the condition, value or freedom from encumbrance of, or any other matter concerning, the Transferred Businesses or any Transferred Assets or
(ii) as to the legal sufficiency to convey title to any Transferred Assets or the execution, delivery and filing of the Conveyancing Instruments, IT BEING AGREED AND UNDERSTOOD THAT THE TRANSFERRED BUSINESSES AND THE TRANSFERRED
ASSETS ARE BEING TRANSFERRED "AS IS, WHERE IS" and without any representation or warranty of any kind (express or implied) and that Octel shall bear the economic and legal risk that any conveyances of such assets or businesses shall prove to be insufficient or that Octel's title to any such assets shall be other than good and marketable and free from encumbrances. Similarly, Octel understands and agrees that Great Lakes is not in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting in any way that the obtaining of the consents or approvals, the execution and delivery of any amendatory agreements and the making of the filings and applications contemplated by this Agreement shall satisfy the provisions of all applicable agreements or the requirements of all applicable laws or judgments, it being understood and agreed that, subject to Section 6.3 hereof, Octel shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of law or judgments are not complied with. The foregoing, however, shall not limit any responsibilities which Great Lakes may have to use its commercially reasonable efforts to effect the transfer of the Transferred Businesses, includ-ing, without limitation, the Transferred Assets, pursuant to the terms of this Agreement.

                      (d) Except as provided in Section 6.2(b) hereof, and except with respect to the Octel Liabilities, Great Lakes understands and agrees that Octel is not in this Agreement or in any other agreement or document contemplated by this Agreement representing or warranting in any way (i) as to the condition, value or freedom from encumbrance of, or any other matter concerning, the Excluded Businesses or any Excluded Assets or (ii) as to the legal sufficiency to convey title to any Excluded Assets or the execution, delivery and filing of the Conveyancing Instruments, IT BEING AGREED AND UNDERSTOOD THAT THE EXCLUDED BUSINESSES AND THE EXCLUDED ASSETS ARE BEING TRANSFERRED "AS IS, WHERE IS" and without any representation or warranty of any kind (express or implied) and that Great Lakes shall bear the economic and legal risk that any conveyances of such assets or businesses shall prove to be insufficient or that Great Lakes' title to any such assets shall be other than good and marketable and free from encumbrances. Similarly, Great Lakes understands and agrees that Octel is not in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting in any way that the obtaining of the consents or approvals, the execution and delivery of any amendatory agreements and the making of the filings and applications contemplated by this Agreement shall satisfy the provisions of all applicable agreements or the requirements of all applicable laws or judgments, it being understood and agreed that, subject to Section 6.3 hereof, Great Lakes shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of law or judgments are not complied with. The foregoing, however, shall not limit any responsibilities which Octel may have to use its commercially reasonable efforts to effect the transfer of the Excluded Businesses, including, without limitation, the Excluded Assets, pursuant to the terms of this Agreement.

               Section 6.3   Further Assurances; Subsequent Transfers.

                      (a) Each of Great Lakes and Octel shall execute and deliver such further instruments of conveyance, transfer and assignment and shall take such other actions as each of them may reasonably request of the other, both before and after the Distribution Date, in order to effectuate the purposes of this Agreement and to carry out the terms hereof. Without limiting the generality of the foregoing, at any time and from time to time after the Distribution Date, at the request of Octel and without further consideration, Great Lakes shall execute and deliver to Octel such other instruments of transfer, conveyance, assignment and confirmation and take such action as Octel may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Octel and to confirm Octel's title to all of the Transferred Businesses and the Transferred Assets, to put Octel in actual possession and operating control thereof and to permit Octel to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). Octel shall execute and deliver to Great Lakes all instruments, undertakings or other documents and take such other action as Great Lakes may reasonably deem necessary or desirable in order to have Octel fully assume and discharge the Assumed Liabilities and relieve Great Lakes of any Liability or obligations with respect thereto and evidence the same to third parties. In addition, at any time and from time to time after the Distribution Date, at the request of Great Lakes and without further consideration, Octel shall execute and deliver to Great Lakes such other instruments of transfer, conveyance, assignment and confirmation and take such action as Great Lakes may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Great Lakes and to confirm Great Lakes' title to all of the Excluded Businesses and the Excluded Assets, to put Great Lakes in actual possession and operating control thereof and to permit Great Lakes to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). Great Lakes shall execute and deliver all instruments, undertakings or other documents and take such other action as Octel may reasonably deem necessary in order to have Great Lakes fully assume and discharge the Retained Liabilities, and to relieve Octel of any Liability or obligation with respect thereto and evidence the same to third parties. Notwithstanding the foregoing, Great Lakes and Octel shall not be obligated, in connection with the foregoing, to expend monies other than reasonable out-of-pocket expenses and attorneys' fees.

                      (b) Great Lakes and Octel shall use their commercially reasonable efforts to obtain any consent, approval or amendment required to novate and/or assign all agreements, leases, licenses and other rights of any nature whatsoever relating to the Transferred Businesses, including, without limitation, the Transferred Assets, to Octel or Affiliates of Octel; provided, however, that Great Lakes and its Affiliates shall not be obligated to pay any consideration therefor (except for filing fees and other administrative charges and except as otherwise specifically provided herein) to the third party from whom such consents, approvals and amendments are requested. In the event and to the extent that Great Lakes or any of its Affiliates is unable to obtain any such required consent, approval or amendment, (i) Great Lakes or any such Affiliate shall continue to be bound thereby and (ii) unless not permitted by law or the terms thereof, Octel or any of its Affiliates shall pay, perform and discharge fully all the obligations of Great Lakes or its Affiliate thereunder after the Distribution Date and indemnify Great Lakes or its Affiliate for all Indemnifiable Losses arising out of such performance by Octel or its Affiliates or any claims by third parties thereunder. Great Lakes or its Affiliate shall, without further consideration therefor, pay and remit to Octel or its Affiliates promptly all monies, rights and other considerations received in respect of such performance. Great Lakes or any of its Affiliates shall exercise or exploit its rights and options under all such agreements, leases, licenses and other rights and commitments referred to in this Section 6.3(b) only as reasonably directed by Octel and at Octel's expense. If and when any such consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable or able to be novated, Great Lakes or any of its Affiliates shall promptly assign and novate all its rights and obligations thereunder to Octel or any of its Affiliates without payment of further consideration and Octel or any of its Affiliates shall, without the payment of any further consideration therefor, assume such rights and obligations. To the extent that the assignment or novation of any contract or agreement (or their proceeds) pursuant to this Section 6.3 is prohibited by law, the assignment and novation provisions of this Section shall operate to create a subcontract with Octel or any of its Affiliates to perform each relevant unassignable contract or agreement of Great Lakes or any of its Affiliates at a subcontract price equal to the monies, rights and other considerations received by Great Lakes or its Affiliates with respect to the performance by Octel or any of its Affiliates under such subcontract.

                      (c) Great Lakes and Octel shall use their commercially reasonable efforts to obtain any consent, approval or amendment required to novate and/or assign all agreements, leases, licenses and other rights of any nature whatsoever relating to the Excluded Assets, including, without limitation, the Excluded Businesses, to Great Lakes or Affiliates of Great Lakes; provided, however, that Octel and its Affiliates shall not be obligated to pay any consideration therefor (except for filing fees and other administrative charges and except as otherwise specifically provided herein) to the third party from whom such consents, approvals and amendments are requested. In the event and to the extent that Octel or its Affiliates is unable to obtain any such required consent, approval or amendment, (i) Octel or its Affiliates shall continue to be bound thereby and (ii) unless not permitted by law or the terms thereof, Great Lakes or its Affiliates shall pay, perform and discharge fully all the obligations of Octel or its Affiliates thereunder after the

Distribution Date and indemnify Octel or its Affiliates for all Indemnifiable Losses arising out of such performance by Great Lakes or its Affiliates or any claims by third parties thereunder (other than the Octel Liabilities). Octel shall, without further consideration therefor, pay and remit to Great Lakes promptly all monies, rights and other considerations received in respect of such performance. Octel or its Affiliates shall exercise or exploit its rights and options under all such agreements, leases, licenses and other rights and commitments referred to in this Section 6.3(c) only as reasonably directed by Great Lakes and at Great Lakes' expense. If and when any such consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable or able to be novated, Octel or its Affiliates shall promptly assign and novate all its rights and obligations thereunder to Great Lakes or its Affiliates without payment of further consideration and Great Lakes or its Affiliates shall, without the payment of any further consideration therefor, assume such rights and obligations. To the extent that the assignment of any contract or agreement (or their proceeds) pursuant to this Section 6.3 is prohibited by law, the assignment provisions of this Section shall operate to create a subcontract with Great Lakes or its Affiliates to perform each relevant unassignable contract or agreement of Octel or its Affiliates at a subcontract price equal to the monies, rights and other considerations received by Octel with respect to the performance by Great Lakes or its Affiliates under such subcontract.

                      (d) (i) All Bids, Quotations and Proposals included in the Transferred Businesses or Transferred Assets shall be transferred to Octel to the extent permitted by law. Great Lakes and Octel shall work together and use all reasonable efforts to preserve such Bids, Quotations and Proposals and facilitate the award of contracts pursuant thereto consistent with applicable laws and regulations. Any contracts awarded pursuant to an outstanding Bid, Quotation or Proposal shall be considered an agreement and treated in the same manner as provided for in the last two sentences of Section 6.3(b) hereof.

                             (ii)   All Excluded Bids, Quotations and
        included in the Excluded Businesses or Excluded Assets shall be transferred to Great Lakes to the extent permitted by law. Great Lakes and Octel will work together and use all reasonable efforts to preserve such Excluded Bids, Quotations and Proposals and facilitate the award of contracts pursuant thereto consistent with applicable laws and regulations. Any contacts awarded pursuant to an outstanding Excluded Bid, Quotation or Proposal shall be considered an agreement and treated in the same manner as provided for in the last two sentences of Section 6.3(c) hereof.

               Section 6.4 Octel Officers and Directors. Octel and Great Lakes shall take all actions which may be required to elect or otherwise appoint, as of the Distribution Date, those individuals designated in the Information Statement to be directors or officers of Octel.

               Section 6.5 Resignations. On or prior to the Distribution Date, Great Lakes shall cause all directors, officers and employees of Great Lakes or its Affiliates who are not designated in the Information Statement to be directors and officers of Octel following the Distribution Date to resign from their positions as directors or officers of Octel.

               Section 6.6 Certain Intercompany Arrangements. Following the Distribution Date, the parties shall discuss in good faith the provision of any services and products to be provided by the other, but which inadvertently were not the subject of a written agreement. Nothing in this Section 6.6, however, shall require or authorize Great Lakes or Octel to provide and charge each other for any services other than on the terms and conditions specified in the Corporate Services Transition Agreement or the other Related Agreements.

               Section 6.7 Related Agreements. At or prior to the Distribution Date, Great Lakes and Octel shall enter, and shall cause their respective Affiliates to enter (if applicable), into the Related Agreements.

               Section 6.8   Signs; Use of Corporate Names.

                      (a) Within 90 days after the Distribution Date, Octel, at its own expense, shall remove (or, if necessary, cover up) any and all exterior and interior signs and identifiers which refer or pertain to Great Lakes at the Transferred Businesses. After such 90-day period, Octel shall not, without the prior written consent of Great Lakes, use or display the name "Great Lakes" or other trademarks, trade names or their identifiers owned by or licensed to Great Lakes except to the extent such marks, names and identifiers have been assigned or licensed to Octel. Octel shall indemnify and hold harmless Great Lakes for any Liabilities incurred by Great Lakes as a result of the use of such trademarks, trade names and identifiers by Octel, which indemnification obligation shall be governed by Article V hereof.

                      (b) Within 90 days after the Distribution Date, Great Lakes, at its own expense, shall remove (or, if necessary, cover up) any and all exterior and interior signs and identifiers which refer or pertain to Octel at the Excluded Businesses. After such 90-day period, Great Lakes shall not, without the prior written consent of Octel, use or display the name "Octel" or other trademarks, trade names or their identifiers owned by or licensed to Octel except to the extent such marks, names and identifiers have been assigned or licensed to Great Lakes. Great Lakes shall indemnify and hold harmless Octel for any Liabilities incurred by Octel as a result of the use of such trademarks, trade names and identifiers by Great Lakes, which indemnification obligation shall be governed by Article V hereof.

               Section 6.9   Supplies and Documents.

                      (a) For a period of six months following the Distribution Date, Octel shall have the right to use existing supplies and documents (including, but not limited to forms, labels, shipping materials, packaging materials, catalogues, sales brochures, operating manuals, instructional documents and similar materials, and advertising material) being transferred to it pursuant to this Agreement which have imprinted thereon the name "Great Lakes" or trademarks, logotypes or variations comprising the name "Great Lakes." At the end of such time period, Octel shall destroy all such remaining supplies and documents. In addition, Octel shall cause the name of any of its subsidiaries or Affiliates containing the phrase "Great Lakes" to be changed to delete any such reference. Octel shall indemnify and hold harmless Great Lakes for any Liabilities incurred by Great Lakes as a result of the use of such supplies and documents by Octel, which indemnification obligations shall be governed by Article V hereof.

                      (b) For a period of six months following the Distribution Date, Great Lakes shall have the right to use existing supplies and documents (including, but not limited to forms, labels, shipping materials, packaging materials, catalogues, sales brochures, operating manuals, instructional documents and similar materials, and advertising material) being transferred to it pursuant to this Agreement which have imprinted thereon the name "Octel" or trademarks, logotypes or variations comprising the name "Octel." At the end of such time period, Great Lakes shall destroy all such remaining supplies and documents. In addition, Great Lakes shall cause the name of any of its subsidiaries or Affiliates containing the phrase "Octel" to be changed to delete any such reference. Great Lakes shall indemnify and hold harmless Octel for any Liabilities incurred by Octel as a result of the use of such supplies and documents by Great Lakes, which indemnification obligations shall be governed by Article V hereof.

               Section 6.10  Letters of Credit.

                      (a) Octel shall use its commercially reasonable efforts to substitute Octel letters of credit for the Great Lakes letters of credit, if any, and obtain the release of any Great Lakes guarantees, outstanding on the Distribution Date with respect to obligations of the Transferred Businesses. In addition, Octel shall reimburse Great Lakes for any costs incurred or funds advanced by Great Lakes with respect to any such letters of credit within thirty
(30) days following the date of such incurrence.

                      (b) Great Lakes shall use its commercially reasonable efforts to substitute Great Lakes letters of credit for the Octel letters of credit, if any, and obtain the release of any Octel guarantees, outstanding on the Distribution Date with respect to obligations of the Excluded Businesses. In addition, Great Lakes shall reimburse Octel for any costs incurred or funds advanced by Octel with respect to any such letters of credit within thirty (30) days following the date of such incurrence.

               Section 6.11 Partnership Agreement. Octel, on behalf of itself and each of its Affiliates (the "Partnership Releasors"), hereby agrees that Great Lakes and each of its Affiliates, stockholders, successors and assigns (the "Great Lakes Releasees") shall not be liable to any of the Partnership Releasors for any claims, suits, demands, proceedings, causes of action or any other Liabilities whatsoever, whether arising directly or indirectly before, on or after the Distribution Date that would not have arisen but for any amendment, alteration, modification or other change whatsoever to (a) the Partnership Agreement, or any waiver of the terms thereof by any party thereto, or (b) the capital and/or current accounts of the partners in Octel Associates or their predecessors or successors in title consequent upon any revaluation of the goodwill of Octel Associates effected pursuant to the terms of the Partnership Agreement.

               Section 6.12 DBE Storage Tank. Prior to the date that the dedicated dibromoethane storage tank which is the subject of the DBE Lease (the "DBE Storage Tank") is delivered to Great Lakes (such date to be as soon as reasonably practicable taking into account Octel's available dibromoethane storage capacity at its Ellesmere Port facility), Octel shall take, or shall cause to be taken, at its own expense, any and all such measures as shall be necessary to ensure that DBE Storage Tank has been properly drained of Octel's off-specification dibromoethane and cleaned to the extent necessary for use by Great Lakes for storage of on-specification dibromoethane.

                                  ARTICLE VII
                       ACCESS TO INFORMATION AND SERVICES

               Section 7.1   Provision of Corporate Records.

                      (a) As soon as practicable after the Distribution Date, Great Lakes shall deliver to Octel all Transferred Businesses Books and Records in its possession. Upon such delivery, such Transferred Businesses Books and Records shall become the property of Octel, but shall be retained and made available (upon reasonable notice during normal business hours) to Great Lakes for review and duplication and Great Lakes shall have the right to retain copies of all or any portion of such Transferred Businesses Books and Records from and after the Distribution Date as it shall deem necessary or appropriate. The costs of duplicating any Transferred Businesses Books and Records shall be borne by Great Lakes. At such time as Octel decides to dispose of any Transferred Businesses Books and Records, it shall provide Great Lakes with reasonable notice of such decision and provide Great Lakes the opportunity to assume control of or duplicate any Transferred Businesses Books and Records which it determines are necessary. The foregoing notwithstanding, technical notebooks and other Transferred Businesses Books and Records subject to the Tax Disaffiliation Agreement shall be governed by the terms of such agreement.

                      (b) As soon as practicable after the Distribution Date, Octel shall deliver to Great Lakes all Excluded Books and Records in its possession. Upon such delivery, such Excluded Books and Records shall become the property of Great Lakes, but shall be retained and made available (upon reasonable notice during normal business hours) to Octel for review and duplication and Octel shall have the right to retain copies of all or any portion of such Excluded Books and Records from and after the Distribution Date as it shall deem necessary or appropriate. The costs of duplicating any Excluded Books and Records shall be borne by Octel. At such time as Great Lakes decides to dispose of any Excluded Books and Records, it shall provide Octel with reasonable notice of such decision and provide Octel the opportunity to assume control of or duplicate any Excluded Books and Records which it determines are necessary. The foregoing notwithstanding, technical notebooks and other Excluded Books and Records subject to the Tax Disaffiliation Agreement shall be governed by the terms of such agreement.

               Section 7.2 Access to Information. From and after the Distribution Date, Great Lakes and Octel shall afford to each other and to each other's authorized accountants, counsel and other designated representatives reasonable access and duplicating rights (with copying costs to be borne by the requesting party) during normal business hours to all Transferred Businesses Books and Records, all Excluded Books and Records and all documents, communications, items and matters (collectively, "Information") within each other's knowledge, possession or control relating to the Transferred Assets, the Transferred Businesses, the Assumed Liabilities, the Retained Liabilities, the Excluded Businesses, the Excluded Assets, the Transferred Great Lakes Employees and the Transferred Octel Employees, insofar as such access is reasonably required by Great Lakes or Octel, as the case may be (and shall use reasonable efforts to cause persons or firms possessing relevant Information to give similar access). Information may be requested under this Article VII for, without limitation, audit, accounting, claims, Actions and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations, but not for competitive purposes.

               Section 7.3 Production of Witnesses and Individuals. From and after the Distribution Date, Great Lakes and Octel shall use reasonable efforts to make available to each other, upon written request, its officers, directors, employees and agents for fact finding, consultation and interviews and as witnesses to the extent that any such person may reasonably be required in connection with any Actions in which the requesting party may from time to time be involved relating to the conduct of the Transferred Businesses, the Non-Transferred Businesses and the Excluded Businesses. Except as otherwise agreed between the parties or as provided in Article V hereof or pursuant to the Joint Representation and Defense Agreement, Great Lakes and Octel agree to reimburse each other for reasonable out-of-pocket expenses, labor charges and salary payments incurred by the other in connection with providing individuals and witnesses pursuant to this Section 7.3.

               Section 7.4 Retention of Records. Except when a longer retention period is otherwise required by law or agreed to by both parties in writing, Great Lakes and Octel shall retain, for a period of seven (7) years from the later of the Distribution Date and the date such Information is created, all material Information relating to the Transferred Businesses, the Transferred Assets, the Excluded Businesses, the Excluded Assets, the Assumed Liabilities, the Retained Liabilities, the

Transferred Great Lakes Employees and the Transferred Octel Employees. Notwithstanding the foregoing, in lieu of retaining any specific Information, Great Lakes or Octel may offer in writing to deliver such Information to the other and, if such offer is not accepted within 90 days, the offered Information may be destroyed or other wise disposed of at any time. If a recipient of such offer shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested (at the cost of the requesting party).

               Section 7.5   Confidentiality.

                      (a) Each of Great Lakes and Octel shall, and shall cause its officers, employees, agents, contractors, consultants, advisors and Affiliates to, hold, in strict confidence, and not disclose to another, Confidential Information concerning the other party, except (i) for purposes of fulfilling its obligations under this Agreement or the Related Agreements or
(ii) as compelled to disclose by any stock exchange on which such party's equity is traded, by judicial or administrative process or, in the opinion of its independent legal counsel, by other requirements of law.

                      (b) For purposes of this Section 7.5, Confidential Information about a particular party (referred to herein as the "First Party") shall mean information known by the other party on the Distribution Date and reasonably understood by the other party to be confidential and related to the First Party's business interests (including, but not limited to, technical and research and development information), or disclosed confidentially by the First Party to the other party after the Distribution Date under the terms and for purposes of this Agreement or any of the Related Agreements except for:

                             (i) information learned by the other party for the first time after the Distribution Date, but prior to any disclosure by the First Party;

                             (ii) information which is or becomes publicly available through no act of the other party, from and after the date of public availability;

                             (iii) information disclosed to the other party by a third party, provided (A) under the circumstances of disclosure the other party does not have a duty of non-disclosure owed to such third party, (B) the third party's disclosure is not violative of a duty of non-disclosure owed to another, including the First Party, and (C) the disclosure by the third party is not otherwise unlawful;

                             (iv)   information developed by the other
        party independent of any Confidential Information of the First Party which is known by the other party on the Distribution Date and/or disclosed by the First Party thereafter; and

                             (v) subject to compliance with clause (f) of this Section 7.5, information which is required to be disclosed in connection with any legal proceedings or ongoing Remediation obligations.

                      (c) The foregoing restrictions shall expire with respect to Confidential Information ten (10) years after the date of disclosure of such information, unless and to the extent Great Lakes and Octel agree to a longer period for the foregoing restrictions, in which case the foregoing restrictions shall expire with respect to such information on the expiration of such longer period. The date of disclosure in the case of Confidential Information of Great Lakes known by Octel or Confidential Information of Octel known by Great Lakes on the Distribution Date shall be considered to be the Distribution Date.

                      (d) Each party shall protect Confidential Information of the other party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of the other party's Confidential Information as the party uses to protect its own Confidential Information of a like nature.

                      (e) Each party shall insure that its Affiliates, sublicensees and other transferees (such as advisors, attorneys and other consultants) agree in writing to be bound by the same restrictions on use and disclosure of Confidential Information as bind the party in advance of the disclosure of Confidential Information to them.

                      (f) Upon receipt by any party or its Affiliates of any subpoena, discovery or other request which calls for the production or disclosure of Confidential Information of the other party and whenever any party obtains knowl-edge that any current or former employee of such party or its Affiliates has received any subpoena, discovery or other request which arguably calls for the production or disclosure of Confidential Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Confidential Information and to assert any rights it may have under this Section 7.5 or otherwise to prevent the production or disclosure of Confidential Information. Each party and its Affiliates shall not produce or disclose any Confidential Information unless (i) the other party has provided its express written consent to such production or disclosure, or (ii) a court of competent jurisdiction has entered a final, non-appealable order finding that the Confidential Information is not entitled to protection.

                      (g) Great Lakes has provided or, prior to the Distribution Date, shall provide to Octel copies of all effective confidentiality agreements in its possession entered into since January 1, 1996 which relate to the Transferred Businesses or the Transferred Assets.

               Section 7.6   Privileged Matters.

                      (a) Octel and Great Lakes agree to maintain, preserve and assert all privileges that either party may have that exist on or before the Distribution Date, and regardless of when such privileges would ultimately be asserted, including without limitation, any privilege or protection arising under or relating to any attorney-client relationship ("Privilege" or "Privileges"). Great Lakes and Octel shall be entitled in perpetuity to require the assertion or decide whether to consent to the waiver of any and all Privileges which, in the case of Octel, relate to the Transferred Businesses, the Transferred Assets and/or Assumed Liabilities and, in the case of Great Lakes, relate to the Excluded Businesses, the Excluded Assets, the Non-Transferred Businesses and the Retained Liabilities. Octel and Great Lakes shall each use the same degree of care as it would with respect to itself so as not to waive any Privilege which could be asserted under applicable law without the prior written consent of the other party. The rights and obligations created by this Section 7.6 shall apply to all Information as to which, but for the Distribution, Great Lakes or its Affiliates or Octel or its Affiliates would have been entitled to assert or did assert the protection of a Privilege ("Privileged Information"), including but not limited to (i) all Information generated on or prior to the Distribution Date but which, after the Distribution, is in the possession of the other party or its Affiliates; (ii) all communications subject to a Privilege occurring on or prior to the Distribution Date between counsel for Great Lakes or its Affiliates and any person who, at the time of the communication, was an employee of Great Lakes or its Affiliates, regardless of whether such employee is or becomes an Octel employee or an employee of any of Octel's Affiliates; (iii) all communications subject to a Privilege occurring on or prior to the Distribution Date between counsel for Octel or its Affiliates, and any person who, at the time of the communication, was an employee of Octel, Octel Associates, The Associated Octel Company, Octel America, Inc. or any Affiliate thereof or was an employee of the Transferred Businesses or the Excluded Businesses, regardless of whether such employee is or becomes a Great Lakes employee or an employee of any of Great Lakes' Affiliates; and (iv) all Information generated, received or arising after the Distribution Date that consists of Privileged Information generated, received or arising on or prior to the Distribution Date but which, after the Distribution Date, is in the possession of the other party or its Affiliates.

                      (b) Upon receipt by any party or its Affiliates of any subpoena, discovery or other request which calls for the production or disclosure of Privileged Information of the other party and whenever any party obtains knowledge that any current or former employee of such party or its Affiliates has received any subpoena, discovery or other request which arguably calls for the production or disclosure of Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Privileged Information and to assert any rights it may have under this Section 7.6 or otherwise to prevent the production or disclosure of Privileged Information. Each party and its Affiliates shall not produce or disclose any Information covered by a Privilege of the other party under this Section 7.6 unless (i) the other party has provided its express written consent to such production or disclosure, or (ii) a court of competent jurisdiction has entered a final, non-appealable order finding that the Information is not entitled to protection under any applicable Privilege.

                      (c) Great Lakes' transfer of the Transferred Businesses Books and Records and any other Information to Octel, Octel's transfer of Excluded Books and Records and any other Information to Great Lakes and the agreement of Great Lakes and Octel to permit the other to possess Privileged Information occur ring or generated on or prior to the Distribution Date, are made in reliance on the agreement of Octel and Great Lakes, as set forth in this
Section 7.6, to maintain the confidentiality of Privileged Information and to maintain, preserve and assert all applicable Privileges. The access to Information granted or permitted by this Agreement, the agreement to provide witnesses and individuals pursuant to Section 7.3 hereof and transfer of Privileged Information to Octel and to Great Lakes pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Section 7.6 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to either party in, or the obligations imposed upon either party by, this Section 7.6.

               Section 7.7 Mail and Other Communications. Each of Great Lakes and Octel agrees to forward or direct (as appropriate) to the other party any mail or other communications of such other party which is received by it or its Affiliates.

                                  ARTICLE VIII
                          EMPLOYEE MATTERS AND BENEFITS

               Section 8.1 Benefit Plans. Schedule 8.1 contains a true and complete list of (a) each deferred compensation and each incentive compensation plan, program, agreement or arrangement, (b) each "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (each, a "Welfare Plan"), (c) each "pension" plan, fund or program (within the meaning of section 3(2) of ERISA),
(d) each employment, termination or severance agreement, and (e) each other employee benefit plan, fund, program, agreement or arrangement; in each case, that is sponsored, maintained or contributed to or required to be contributed to by Great Lakes or its Affiliates for the benefit of any Transferred Great Lakes Employee (the documents listed on Schedule 8.1, the "Benefit Plans").

               Section 8.2 Assumption of Benefit Plans. Octel or its Affiliates shall assume (or retain, as the case may be) and be solely responsible for, and Octel shall indemnify Great Lakes with respect to, all Liabilities under the Benefit Plans relating to any Transferred Great Lakes Employees, including, but not limited to, any Liabilities under the Great Lakes Supplemental Savings Plan, any accrued vacation and payroll taxes, and any severance arrangements, with respect to all periods of service with Octel or Great Lakes or their respective Affiliates, whether prior to, on or following the Distribution, except: (i) Liabilities for benefits accrued as of the Distribution Date with respect to the Transferred Great Lakes Employees under the Retirement Plan for Certain Members of Great Lakes Chemical Corporation; (ii) except as described in Section 8.4 below, Liabilities for benefits accrued as of the Distribution Date with respect to the Transferred Great Lakes Employees under the Great Lakes Savings Plan (the "Savings Plan"); and (iii) Liabilities with respect to claims incurred prior to the Distribution Date under any Benefit Plan that is a Welfare Plan.

               Section 8.3 Service Credit. The Transferred Great Lakes Employees shall receive credit for service prior to the Distribution Date with Great
Lakes or any Great Lakes Entity for purposes of participation, eligibility, vesting and benefit accrual and entitlement under any employee benefit plans maintained by Octel or its Affiliates, including but not limited to satisfaction of any pre-existing condition under any such plan, provided, however, that no such service shall be credited with respect to a Transferred Great Lakes Employee under an employee benefit plan if the crediting of such service would result in duplication of benefits with respect to such Transferred Great Lakes Employee under such employee benefit plan.

               Section 8.4 Transfer and Vesting of Savings Plan Balances; Vesting of Pension Plan Benefits. (a) Prior to the Distribution Date, Great Lakes shall take all such actions as shall be necessary or appropriate to cause the account balances of the Transferred Great Lakes Employees (other than any Transferred Great Lakes Employee described in clause (ii) of the definition of Transferred Great Lakes Employee) under the Savings Plan to be fully vested as of the Distribution Date. As soon as practicable after the Distribution Date, Octel shall establish or designate an individual account plan for the benefit of the Transferred Great Lakes Employees (the "Successor Savings Plan"), shall take all necessary action, if any, to qualify such plan under the applicable provisions of the Code and shall make any and all filings and submissions to the appropriate governmental agencies required to be made by it in connection with the transfer of assets described below. As soon as practicable following the establishment or designation of the Successor Savings Plan, Great Lakes shall cause the trustee of the Savings Plan to transfer (such date of transfer being referred to herein as the "Transfer Date") in the form of cash the full account balances of the Transferred Great Lakes Employees under the Savings Plan as of the Distribution Date (which account balances will have been credited with appropriate earnings attributable to the period from the Distribution Date to the Transfer Date and reduced by any benefit or withdrawal payments to or in respect of the Transferred Great Lakes Employees occurring during the period from the Distribution Date to the Transfer Date) to the appropriate trustee as designated by Octel under the trust agreement forming a part of the Successor Savings Plan.

                      (b) In consideration for the transfer of assets described herein, Octel shall, effective as of the Transfer Date, (i) cause the Successor Savings Plan to assume all of the obligations of Great Lakes and any of its Affiliates in respect of the account balances accumulated by the Transferred Great Lakes Employees under the Savings Plan on or prior to the Transfer Date and (ii) indemnify Great Lakes and its Affiliates and each officer, employee and director of Great Lakes and its Affiliates and each fiduciary of the Savings Plan from any and all losses, claims, damages and liabilities incurred or suffered by them arising out of, in respect of, or in connection with, the qualified status of the Successor Savings Plan. Neither Octel nor any of its Affiliates shall assume any other obligations or liabilities arising under or attributable to the Savings Plan.

                      (c) Prior to the Distribution Date, Great Lakes shall take all such actions as shall be necessary or appropriate to cause the accrued benefits of the Transferred Great Lakes Employees (other than any Transferred Great Lakes Employee described in clause (ii) of the definition of Transferred Great Lakes Employee) under the Retirement Plan for Certain Employees of Great Lakes Chemical Corporation to be fully vested as of the Distribution Date.

               Section 8.5 Certain Transfers from U.K. Pension Plans. With respect to the transfer of any assets and Liabilities in relation to the Transferred Octel Employees from any U.K. pension plan sponsored by Octel or its Affiliates to any such arrangements sponsored by Great Lakes or its Affiliates the following provisions shall apply:

                      (a) Any transfer of past service entitlements for any Transferred Octel Employee shall only occur after the consent of the Transferred Octel Employee concerned has been obtained;

                      (b) Octel shall procure that transfer payments made to a pension plan sponsored by Great Lakes or its Affiliates from any U.K. pension plan sponsored by Octel or its Affiliates are calculated on the ongoing actuarial method and assumptions as set out in the draft report dated December 12, 1997 by J Mason of Watson Wyatt Partners in relation to The Associated Octel Company Limited Pension Plan, provided that the Transfer Amount shall not be less than the Adjusted Guaranteed Amount.

               In the event that there is a shortfall in the amount of that transfer payment actually made then Octel shall be responsible for making good any such deficit within 14 days of the amount in question becoming due.

                      (c) The period of temporary participation by Great Lakes or its Affiliates in a U.K. pension plan sponsored by Octel or its Affiliates shall be a period not to exceed 6 months from the U.K. Transfer Date.

                      (d) Octel and Great Lakes shall use their best endeavours to assist each other as necessary in any reorganization of their U.K. pension arrangements.

                      (e) Octel and Great Lakes shall comply, and shall cause their Affiliates to comply with the terms and conditions of Schedule 8.5.

               Section 8.6   Transferred Octel Employees.

                      (a) The parties agree that the transfer to Great Lakes pursuant to this Agreement of the Excluded Assets and the Excluded Businesses constitute relevant transfers within the meanings of the Transfer of Undertakings (Protection of Employment) Regulation 1981 ("TUPE").

                      (b) With effect from the U.K. Transfer Date the contract of employment of each of the Transferred Octel Employees (save insofar as such contract relates in either case to any occupational pension scheme) shall be transferred to Great Lakes or one of its Affiliates.

                      (c) Great Lakes or its relevant Affiliate will, so far as possible, replicate the terms of employment enjoyed by the Transferred Octel Employees immediately prior to the U.K. Transfer Date and will recognize the prior continuous service of the Transferred Octel Employees with Octel or any of its Affiliates for all purposes.

                      (d) All wages, salaries, withholding taxes, payroll taxes and employment taxes and other costs and expenses of, and all other obligations in respect of the Transferred Octel Employees in respect of the period up to and including the U.K. Transfer Date shall be discharged by Octel. Octel will indemnify and keep indemnified Great Lakes against all losses, Liabilities, costs, claims and expenses incurred by Great Lakes or any of its Affiliates arising from any failure by Octel to so discharge. Great Lakes or its relevant Affiliate will be responsible for all such wages, salaries, withholding taxes, payroll taxes and employment taxes and other costs and expenses in respect of the period after the U.K. Transfer Date.

                      (e) Octel will indemnify and hold harmless Great Lakes against any and all losses, Liabilities, costs, claims and expenses which Great Lakes or its Affiliates may incur arising out of or in connection with any act or omission by Octel or its Affiliates in relation to any Transferred Octel Employee on or prior to the U.K. Transfer Date, including without limitation:

                             (i)    the termination of employment of (or
        the giving notice of such termination to) any Transferred Octel
        Employee;

                             (ii)   any act of unlawful discrimination;

                             (iii)  any personal injury or other harm
        suffered in the course of his/her employment with Octel or its Affiliates; and

                             (iv) any failure by Octel or its Affiliates to comply with the provisions of Regulation 10 of TUPE.

                      (f) Octel will further indemnify and hold harmless Great Lakes against any wages, salaries, withholding taxes, payroll taxes and employment taxes and other costs and expenses incurred by Great Lakes or any of its Affiliates arising in respect of any person who is not a Transferred Octel Employee but whose contract of employment is nonetheless transferred to Great Lakes or any of its Affiliates by virtue of TUPE as a result of this Agreement.

                      (g) Great Lakes will indemnify and hold harmless Octel against any and all losses, Liabilities, costs, claims and expenses which Octel may incur arising out of or in connection with any act or omission by Great Lakes or any of its Affiliates in relation to any Transferred Octel Employee after the U.K. Transfer Date, including without limitation:

                             (i)    the termination of employment of any
        Transferred Octel Employee;

                             (ii)   any act of unlawful discrimination;

                             (iii)  any personal injury or other harm
        suffered by any Transferred Octel Employee in course of his/her employment with Great Lakes or any of its Affiliates;

                             (iv) the application to any Transferred Octel Employee of terms of employment different from those which he/she enjoyed with Octel immediately prior to the Distribution Date.

                      (h) (i) Forthwith upon the U.K. Transfer Date or at such date as mutually agreed after the U.K. Transfer Date, Octel will deliver to Great Lakes (or to its order) the full personnel, tax and payroll records of all the Transferred Octel Employees, including, without limitation, details of any health and safety matters affecting any such Transferred Octel Employee and his/her disciplinary, sickness and appraisal records and (ii) forthwith upon the Distribution Date or at such date as mutually agreed after the Distribution Date, Great Lakes will deliver to Octel (or to its order) the full personnel, tax and payroll records of all the Transferred Great Lakes Employees, including, without limitation, details of any health and safety matters affecting any such Transferred Great Lakes Employee and his/her disciplinary, sickness and appraisal records.

                                   ARTICLE IX
                             ENVIRONMENTAL MATTERS

               Section 9.1 Octel Responsibility. At the Distribution Date, Octel shall, and shall cause its Affiliates to, assume and be responsible for the Assumed Environmental Liabilities. Without limiting the foregoing, Octel, or an Affiliate of Octel, as the case may be, shall, promptly after the Distribution Date, execute and obtain to the extent it is necessary and possible to do so, and assist Great Lakes to execute and obtain, any consents, transfers, assignments, assumptions, waivers, and other legally effective instruments to cause Octel, or an Affiliate of Octel, as the case may be, to be substituted for Great Lakes and its Affiliates with respect to all decrees and orders (whether administrative or judicial and whether unilateral or by consent), permits, licenses, registrations, financial assurances (including letters of credit), other orders and decrees and any other obligations with respect to Environmental Matters or arising under Environmental Laws relating to (i) the Assumed Environmental Liabilities and (ii) the past, present and future operations of the Transferred Businesses.

               Section 9.2 Great Lakes Responsibility. At the Distribution Date, Great Lakes shall assume and/or remain responsible for the Retained Environmental Liabilities. Without limiting the foregoing, Great Lakes, or an Affiliate of Great Lakes, as the case may be, shall, promptly after the Distribution Date, execute and obtain to the extent it is necessary and possible to do so, and assist Octel to execute and obtain, any consents, transfers, assignments, assumptions, waivers, and other legally effective instruments to cause Great Lakes, or an Affiliate of Great Lakes, as the case may be, to be substituted for Octel and its Affiliates with respect to all decrees and orders (whether administrative or judicial and whether unilateral or by consent), permits, licenses, registrations, financial assurances (including letters of credit), other orders and decrees and any other obligations with respect to Environmental Matters or arising under Environmental Laws relating to (i) the Retained Environmental Liabilities and (ii) the past, present and future operations of the Excluded Businesses (other than the Octel Liabilities).


                                    ARTICLE X
                                    INSURANCE

               Section 10.1  General.

                      (a) Great Lakes shall continue all global insurance coverage under the Great Lakes Insurance Program that was in effect as of March 1, 1998 insuring the Transferred Assets and operations of the Transferred Businesses until 12:00 midnight New York time on the day before the Distribution Date, except for property/business interruption and transit coverages (the "March Insurance"), which shall have expired at 12:00 midnight London, U.K. time on March 31, 1998. Except as provided in Section 10.1(b) and 10.3(a)(iii), beginning at 12:01 a.m. New York time on the Distribution Date (or 12:01 a.m. London, U.K. time on April 1, 1998 with respect to the March Insurance), Octel and its Affiliates shall cease to be named insureds on a worldwide basis under all global insurance policies in Great Lakes' Insurance Program. Except as otherwise specifically stated in Sections 10.1(b) and 10.3, Octel, for itself and its Affiliates, understands and agrees that the effect of these actions shall be to eliminate insurance coverage not only for future claims and occurrences but also for prior claims and occurrences which might have given or may give rise to liabilities for which Octel or its Affiliates would be responsible.

                      (b) Octel and Great Lakes acknowledge the existence, in certain policy periods prior to the Distribution Date, of occurrence-based liability and casualty policies, including but not limited to crime, U.K. employers' liability, U.S. worker's compensation, public and products liability and U.K. motor liability, which policies named Octel, Great Lakes or various Great Lake Entities as insureds. Nothing in this Agreement shall in any way preclude any of the insureds from accessing any applicable occurrence-based insurance with respect to occurrences prior to the Distribution Date. Octel and Great Lakes shall not, and shall cause their respective Affiliates not to, remove Octel or Great Lakes or any Great Lakes Entity as an insured, additional insured or additional named insured or reduce their status as such with respect to occurrence-based coverage for periods prior to the Distribution Date. Octel and Great Lakes shall use reasonable efforts to obtain for Octel and Great Lakes, or any applicable Great Lakes Entity, the benefit of all occurrence-based insurance coverage described herein, and the party receiving the benefit of such insurance shall reimburse the other for its reasonable out of pocket costs and expenses incurred in connection therewith.


               Section 10.2  Octel's Insurance.


                      (a) (i) Prior to the Distribution Date, Octel shall have obtained and shall maintain for a one (1) year period from and after 12:01 A.M. London, U.K. time on April 1, 1998 with respect to the March Insurance and 12:01 A.M. New York time on the Distribution Date with respect to all other insurance
(x) liability insurance substantially the same in scope as the insurance provided to Octel and its Affiliates as of March 1, 1998 under the Great Lakes Insurance Program, to cover, inter alia, Octel's indemnity obligations set forth in this Agreement and in the Related Agreements, which insurance shall have such limits as confirmed in a separate side letter signed by the parties, shall provide coverage from and after April 1, 1994 and in all other respects shall be reasonably satisfactory to Great Lakes and Octel, and (y) such other insurance coverages in addition to that provided in clause (x) that are substantially the same in scope as that provided to Octel and its Affiliates as of March 1, 1998 under the Great Lakes Insurance Program, with such other insurance coverages to be reasonably satisfactory to Great Lakes.


                             (ii) For all periods after the one (1) year period specified in Section 10.2(a)(i), Octel shall obtain liability insurance with such limits as confirmed in a separate side letter signed by the parties, property/business interruption and directors' and officers' liability insurance all substantially the same in scope (but not necessary in financial limit) as that provided to Octel and its Affiliates as of March 1, 1998 under the Great Lakes Insurance Program. The insurance required by this Section 10.2(a)(ii) shall be maintained by Octel until Great Lakes and Octel agree in writing that this requirement is no longer needed.

                             (iii) If Octel does not obtain the coverages it is obligated to obtain under this Agreement by the Distribution Date, Great Lakes may, but shall not be required to, obtain them on behalf of Octel and for Octel's account. Within thirty (30) days of the date of an invoice from Great Lakes, Octel will reimburse Great Lakes for the costs, if any, incurred by Great Lakes to purchase on Octel's behalf any insurance coverage required by this Section 10.2(a). The insurance coverage to be obtained by Octel pursuant to this Section 10.2(a) shall be evidenced to Great Lakes by either: (x) broker's certificates of insurance, with a minimum notice of cancellation or material change in said coverage of sixty (60) days or such shorter period not being less than thirty (30) days as the relevant insurers are willing to provide, or (y) other documentation of coverage reasonably acceptable to Great Lakes in either case to be delivered to Great Lakes prior to the Distribution Date and each subsequent policy renewal date. The public and product liability insurance coverages (including associated excess liability insurance coverage) required by this Section 10.2(a) shall name Great Lakes and its Affiliates additional insureds with respect only to any liabilities of Octel or its Affiliates arising out of this Distribution Agreement, contain a waiver of insurer's subrogation rights and be primary and respond before any other applicable insurance of Great Lakes.

                             (iv)   Octel shall reimburse Great Lakes for
        any reasonable costs or expenses incurred by Great Lakes or its Affiliates after January 1, 1998 under the Great Lakes Insurance Program that relate to the Transferred Businesses including, without limitation, insurance policy deductible amounts or any costs incurred by Niagara Insurance Company Ltd.

                      (b) Prior to the Distribution Date Great Lakes shall have obtained directors' and officers' liability insurance coverage acceptable to both Great Lakes and Octel in scope of coverage, limits, and cost to each and confirmed in a separate side letter signed by each (the "Run-Off Policies") for Great Lakes and Octel, their Affiliates and their officers and directors for acts and omissions prior to the Distribution Date. Within thirty (30) days of the date of an invoice from Great Lakes, Octel will reimburse Great Lakes for all agreed costs incurred by Great Lakes with respect to coverage attributable to Octel under the Run-Off Policies. The deductible amounts under the Run-Off Policies shall be borne equally by Octel and Great Lakes under the circumstance where acts or omissions of officers or directors of both Great Lakes and Octel are alleged in the claim.

                      (c) Octel agrees that Great Lakes has made no warranty, express or implied, and no representation that the scope of coverage or policy limits of the insurance described in Section 10.1, 10.2 or 10.3 is, or shall be, adequate or sufficient to meet Octel's, its Affiliates or their officers' and directors' current or future insurance needs.

               Section 10.3  Access to Great Lakes' Insurance Program.

                      (a) (i) On and after the Distribution Date, in addition to any occurrence-based coverages available under Section 10.1(b) and coverages available under Section 10.3 (a)(iii), Octel and its Affiliates shall have access through Great Lakes to such global coverages and limits as may be available under Great Lakes' pre-Distribution Date Insurance Program only for:
(x) covered claims under claims-made insurance policies (other than those under the Run-Off Policies, which are subject to clause (y) below) that occurred prior to the Distribution Date and which claims are notified to Great Lakes prior to the Distribution Date pursuant to the applicable procedures under the Great Lakes Insurance Program (provided, however, with respect to covered claims under the March Insurance, such covered claims must have occurred prior to April 1, 1998 and must have been notified to Great Lakes pursuant to the applicable procedures under the Great Lakes Insurance Program), and (y) the Run-Off Policies for covered claims arising from acts or omissions prior to the Distribution Date which: (A) are made against the directors and/or officers of Octel or its Affiliates, and (B) are legally indemnifiable and which have been indemnified by Octel or its Affiliates.

                             (ii)   The officers and directors of Octel and
        its Affiliates shall have access to such coverages and limits as may be available under the Run-Off Policies for covered claims arising from acts or omissions prior to the Distribution Date which: (A) are made against them, or any of them, and (B) are not legally indemnifiable and which have not been indemnified by Octel or its Affiliates.

                             (iii) Great Lakes shall include Octel or its Affiliates as an additional insured on its post-Distribution Date public and products liability policies (also known as commercial general liability) and associated excess liability policies, but only with respect to any liabilities of Great Lakes or its Affiliates arising out of this Distribution Agreement, until Great Lakes and Octel shall agree in writing that this requirement is no longer needed. The insurance coverage to be provided by Great Lakes pursuant to the immediately preceding sentence shall: (1) be evidenced to Octel by either (x) broker's certificates of insurance, with a minimum notice of cancellation or material change in said coverage of sixty (60) days or such shorter period not being less than thirty (30) days as the relevant insurers are willing to provide, or (y) other documentation of coverage reasonably acceptable to Octel in either case to be delivered to Octel prior to the Distribution Date and each subsequent policy renewal date;
        (2) contain a waiver of insurer's subrogation rights, and (3) be primary, and respond before any other applicable insurance of Octel.

                      (b) Octel, for itself and its Affiliates, understands and agrees that: (i) except as provided in Sections 10.1(b), 10.3(a)(i)(x), 10.3(a)(i)(y) and 10.3(a)(iii) with respect to Octel and its Affiliates, and
Section 10.3(a)(ii) with respect to officers and directors of Octel and its Affiliates, no coverage shall be available under Great Lakes' Insurance Program;
(ii) any access to Great Lakes' Insurance Program including, without limitation, the Run-Off Policies, shall be subject to available coverage and to all of the terms, conditions, exclusions, retentions/deductibles and limits of such policies; and, (iii) Great Lakes has made no warranty or representation of any insurance Recovery from, or insurance coverage under, Great Lakes' Insurance Program.

               Section 10.4  Insurance Recoveries.

                      (a) Subject to the provisions of this Article X, Great Lakes shall use its reasonable efforts to obtain Recoveries for Octel and its Affiliates from Great Lakes' insurance carriers for coverage available under Sections 10.1(b) and 10.3 hereof and shall keep Octel reasonably informed of Great Lakes' efforts under this Section 10.4(a). Great Lakes shall reimburse Octel for any Recovery obtained by it pursuant to such claims; provided, however, that notwithstanding the foregoing, if Great Lakes has made a claim or claims under an insurance policy which is not to be paid to Octel pursuant to Section 10.1(b) or 10.3 and a claim or claims which are to be paid to Octel pursuant to Section 10.1(b) or 10.3 and the amount of the Recovery for such claims is limited by the amount of coverage provided by such policy, Great Lakes may reasonably allocate the Recovery between it and Octel for such claims. Octel shall pay all out of pocket costs incurred by Great Lakes in making any claim on behalf of Octel pursuant to this
Section 10.4(a) (and for claims made by Great Lakes under an insurance policy where the Recovery would be paid in part to Great Lakes and in part to Octel, Octel shall pay the out of pocket costs incurred by Great Lakes in connection with the Octel Recovery), and such out of pocket costs incurred in pursuing a claim may be deducted from any Recovery for such claim. Octel shall also pay the salaries of Great Lakes' officers and employees based on their time spent pursing such recoveries on behalf of Octel. Octel agrees to make available to Great Lakes such of its employees and the employees of its Affiliates as Great Lakes may reasonably request as witnesses or deponents in connection with Great Lakes' management of claims, at Octel's sole cost and expense. Octel agrees that, if Great Lakes has paid a Recovery to Octel for such a claim and Octel or its Affiliates receives proceeds from any other person with respect to such Recovery, Octel shall pay to Great Lakes the amount of such proceeds it has received.

                      (b) Subject to the provisions of this Article X, Octel shall use its reasonable efforts to obtain Recoveries for Great Lakes and its Affiliates for coverage available under Section 10.1(b) or 10.2 hereof and shall keep Great Lakes reasonably informed of Octel's efforts under this Section 10.4(b). Octel shall reimburse Great Lakes for any Recovery obtained by it pursuant to such claims, provided, however, that notwithstanding the foregoing, if Octel has made a claim or claims under an insurance policy which is not to be paid to Great Lakes pursuant to Section 10.1(b) or 10.2 and a claim or claims which are to be paid to Great Lakes pursuant to Section 10.1(b) or 10.2 and the amount of the Recovery for such claims is limited by the amount of coverage provided by such policy, Octel may reasonably allocate the Recovery between it and Great Lakes for such claims. Great Lakes shall pay all out of pocket costs incurred by Octel in making any claim on behalf of Great Lakes pursuant to this
Section 10.4(b) (and for claims made by Octel under an insurance policy where the Recovery would be paid in part to Octel and in part to Great Lakes, Great Lakes shall pay the out of pocket costs incurred by Octel in connection with the Great Lakes Recovery), and such out of pocket costs incurred in pursuing a claim may be deducted from any Recovery for such claim. Great Lakes shall also pay the salaries of Octel's officers and employees based on their time spent


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
on pursuing such recoveries on behalf of Great Lakes. Great Lakes agrees to make available to Octel such of its employees and the employees of its Affiliates as Octel may reasonably request as witnesses or deponents in connection with Octel's management of claims, at Great Lakes' sole cost and expense. Great Lakes agrees that, if Octel has paid a Recovery to Great Lakes for such a claim and Great Lakes or its Affiliates receives proceeds from any other person with respect to such Recovery, Great Lakes shall pay to Octel the amount of such proceeds it has received.

               Section 10.5 Assignment. Nothing in this Agreement shall be deemed to constitute (or to reflect) an assignment of any insurance policy or insurance benefit.

                                   ARTICLE XI
                               DISPUTE RESOLUTION

               Section 11.1 Mediation and Binding Arbitration. Except as may be otherwise expressly provided in this Agreement, the Related Agreements, or any other agreements entered into in connection with this transaction, if any dispute, controversy or claim (collectively, a "Dispute") between Great Lakes and Octel or any of their respective Affiliates arises out of or relates to this Agreement, the Related Agreements or any other agreement entered into pursuant hereto or thereto, including, without limitation, the breach, interpretation or validity of any such agreement or any matter involving an Indemnifiable Loss, Great Lakes and Octel agree to use the following procedures, in lieu of either party pursuing other available remedies and as the sole remedy (except as provided in Section 11.11 below), to resolve the Dispute. As provided in Section
12.3 hereof, the laws of New York shall apply to any such Dispute.

               Section 11.2 Initiation. A party seeking to initiate the procedures shall give written notice to the other party, describing briefly the nature of the Dispute. After notice of a Dispute has been provided, the parties shall for a period of not less than 30 days seek to resolve the Dispute through good faith negotiations. Where practicable, a meeting shall be held between the parties within 10 days of the receipt of such notice, attended by individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.


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
               Section 11.3 Submission to Mediation. If, within 30 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the Dispute shall be submitted to mediation at the earliest possible date in accordance with the Center for Public Resources Model ADR Procedure - Mediation of Business Disputes, as modified herein, and the parties shall bear equally the costs of the mediation.

               Section 11.4 Selection of Mediator. The parties shall jointly appoint a mutually acceptable mediator. If they are unable to agree upon such appointment within 10 days from the conclusion of the negotiation period, either party may request the Center for Public Resources or another mutually agreed-upon organization to appoint the mediator.

               Section 11.5 Mediation and Arbitration. The parties agree to participate in good faith in the mediation process for a period of 30 days after the mediator has been selected or such longer period as they may mutually agree; provided, however, that in the event that one party fails to participate in mediation, the Dispute may be referred immediately by either party to arbitration and the time of such failure shall constitute the end of the mediation period. After 30 days from the appointment of the mediator, either party may submit the Dispute to binding arbitration in accordance with the International Rules for Arbitration of the American Arbitration Association. The arbitration shall be held in London, England, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The award shall be final and binding upon the parties, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitral tribunal. The parties expressly agree that leave to appeal under Section 45 or Section 69 of the English Arbitration Act of 1996 may not be sought with respect to any question of law arising in the course of the arbitration or with respect to any award made.

               Section 11.6 Selection of Arbitrator. The parties shall have 10 days from the end of the mediation period to agree upon a mutually acceptable person to act as arbitrator. The arbitrator shall be a person who is both independent and neutral (i.e., a person not affiliated with either of the parties), and shall be a person who is knowledgeable in the subject matter of the Dispute. If the parties are unable to agree on the selection of an arbitrator, the appointment of the arbitrator shall be made in accordance with the rules of the American Arbitration Association.

               Section 11.7 Cost of Arbitration. The costs of arbitration shall be apportioned between Great Lakes and Octel as determined by the arbitrator in such


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
manner as the arbitrator deems reasonable taking into account the circumstances of the case, the conduct of the parties during the proceeding, and the result of the arbitration.

               Section 11.8 Arbitration Period. Any arbitration proceeding shall be concluded in a maximum of one (1) year from written notice from one party to the other party initiating the procedures under this Article XI and requesting arbitration after having participated, to the extent contemplated herein, in negotiation and mediation under this Article XI.

               Section 11.9 Treatment of Negotiation and Mediation. All negotiations and mediations pursuant to this Article XI shall be treated as privileged compromise and settlement negotiations.

               Section 11.10 Confidentiality. All negotiation, mediation and arbitration proceedings under this Article XI shall be treated as Confidential Information in accordance with the provisions of Section 7.5 hereof. Any mediator or arbitrator shall be bound by an agreement containing confidentiality provisions at least as restrictive as those contained in Section 7.5 hereof.

               Section 11.11 Interim Relief. Either party may seek from a court of competent jurisdiction interim or provisional relief in order to maintain the status quo during the pendency of the dispute resolution provisions of this section. Upon commencement of arbitration, such interim or provisional relief may be subsequently vacated, continued or modified by the arbitrator on application of either party.

               Section 11.12 Notices. All notices by one party to the other party in connection with the dispute resolution provisions set forth in this
Article XI shall be in accordance with the provisions of Section 12.4.

               Section 11.13 Consolidation. The arbitrator shall have the power in appropriate circumstances to provide for consolidation of arbitration claims between the parties.

               Section 11.14 Powers of Arbitrator. Notwithstanding any contrary provision of this Agreement or the governing law, the arbitrator shall have no authority to award punitive or exemplary damages or any other monetary damages not measured by the prevailing party's actual damages, except in connection with an indemnification claim to the extent an Indemnified Party has paid or becomes liable to pay an Indemnifiable Loss in connection with a Third Party Claim which includes


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
punitive, exemplary or other damages not measured by the third party's actual damages.

                                   ARTICLE XII
                                  MISCELLANEOUS

               Section 12.1 Complete Agreement. This Agreement, including the Schedules, Annexes and Exhibits and the agreements and other documents referred to herein, shall constitute the entire agreement between Great Lakes and Octel with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

               Section 12.2 Expenses. (a) Great Lakes or Octel (as the case may be) shall pay the following fees and expenses, including those fees and expenses of their respective Affiliates, incurred in connection with this Agreement, the Distribution, the Information Statement, the Form 10, the Financings, the Offering Circular, and the transactions contemplated herein and therein, regardless of whether such fees and expenses are payable before, on or after the Distribution Date:

                             (i) Great Lakes shall be responsible for the payment of: (a) the advisory fee and expenses of Goldman, Sachs & Co. relating to the Distribution and other financial advice; (b) all fees and expenses of Ernst & Young LLP, except to the extent such fees and expenses are to be paid by Octel pursuant to clause (a)(ii)(c); (c) all fees and expenses of Skadden, Arps, Slate, Meagher & Flom, except to the extent such fees and expenses are to be paid by Octel pursuant to clause
        (a)(ii)(c) or clause (a)(ii)(e); (d) all fees and expenses of Hammond Suddards, except to the extent such fees and expenses are to be paid by Octel pursuant to clause (a)(ii)(c) or clause (a)(ii)(d); (e) $554,000 in fees and expenses of Kirkland & Ellis; (f) $375,000 in fees and expenses of Price Waterhouse LLP; (g) $65,000 in fees and expenses of Sabrelance; (h) $120,000 in fees and expenses of Linklaters & Paines;
        (i) the costs of printing and mailing the Form 10, the Information Statement, the Offering Circular and the Octel stock certificates; (j) all fees and expenses in connection with the Credit Facility, the Offering Circular and the Notes to the extent that such fees and expenses exceed the obligation assumed by Octel under clauses
        (a)(ii)(a), (b) and (c); and (k) any other fees and expenses not expressly listed in clause (a)(i) to the extent that Great Lakes retained


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
        the person or entity that provided the services that are the subject of such fee or expense.

                             (ii) Octel shall be responsible for the payment of: (a) the $4,800,000 fee of Goldman, Sachs & Co. relating to the Credit Facility (as defined in the Form 10); (b) the $4,500,000 fee of Goldman, Sachs & Co. relating to the Offering Circular and the Notes (as defined in the Form 10); (c) all fees and expenses (in addition to the $4,800,000 fee and $4,500,000 fee of Goldman, Sachs & Co. as specified in (a)(ii)(a) and (a)(ii)(b) above) in connection with the Credit Facility, the Offering Circular and the Notes (including, without limitation, the fees and expenses of Cravath, Swaine & Moore, Dames & Moore, Chem Systems and Ashurst Morris Crisp) up to an aggregate amount of $939,668 (but excluding any fees and expenses incurred by Octel with Linklaters & Paines, Kirkland & Ellis, Sabrelance and Price Waterhouse LLP, which shall be in addition to such sum and are for Octel's account pursuant to clause (a)(ii)(g) other than to the extent payable by Great Lakes under clauses (a)(i)(e), (f), (g) and (h) above); (d) $75,000 in fees and expenses of Hammond Suddards (in addition to any fees and expenses of Hammond Suddards that are payable by Octel pursuant to clause (a)(ii)(c)); (e) $120,000 in fees and expenses of Skadden, Arps, Slate, Meagher & Flom (in addition to any fees and expenses of Skadden, Arps, Slate, Meagher & Flom that are payable by Octel pursuant to clause
        (a)(ii)(c)); (f) all fees and expenses of Moody's Investors Service and Standard and Poor's Rating Group; (g) all fees and expenses of Linklaters & Paines, Kirkland & Ellis, Price Waterhouse LLP and Sabrelance, except to the extent such fees and expenses are to be paid by Great Lakes pursuant to clauses (a)(i)(e), (f), (g) and (h); (h) all payments due and owing under the following interest rate hedge agreements: (x) Forward Treasury Lock Agreement, dated as of October 24, 1997, between The Associated Octel Company, Limited and Morgan Guaranty Trust Company of New York (Deal Number 214011), (y) Confirmation, dated October 23, 1997, between Associated Octel Company Limited, UK and Goldman Sachs Capital Markets, LP (Reference Number NUU0710950 (600000000)/(006 833 495)) and (z) Forward Treasury Lock Agreement, dated as of October 30, 1997, between The Associated Octel Company, Limited and Morgan Guaranty Trust Company of New York (Deal Number 214690), and with respect to (x), (y) and (z) all extensions, rollovers


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
        or reissuances thereof regardless of whether effected under the same or a different deal number or reference number; and (i) any other fees or expenses not expressly listed in clause (a)(ii) to the extent that Octel retained the person or entity that provided the services that are the subject of such fee or expense.

                      (b) The party responsible for the payment of fees or expenses incurred by the other party as provided in clauses (a)(i) and (a)(ii) shall also be responsible for any applicable VAT, unless the party incurring the fees or expenses (and who seeks reimbursement under clause (d)) has a right of offset or recovery for such VAT, in which case the party incurring the fees or expenses shall be responsible for the VAT.

                      (c) Neither party shall have any right of recovery against the other for any fees or expenses of Kirkland & Ellis, Price Waterhouse LLP, Linklaters & Paines and Sabrelance that were paid by Octel prior to January 1, 1998.

                      (d) Within ninety (90) days following the Distribution Date, each party shall reimburse the other for all amounts paid or to be paid pursuant to the allocation of fees and expenses in clauses (a)(i) and (a)(ii).

               Section 12.3 Governing Law. Except with respect to the Conveyancing and Assumption Instruments, which shall be governed by local law, and except as may be expressly provided in this Agreement, the Related Agreements and any other agreements entered into in connection with this transaction, this Agreement, the Related Agreements and any other agreement entered into in connection with this transaction and any questions, claims, disputes, remedies or procedural matters shall be governed exclusively by the laws of New York, without regard to the principles of conflicts of law, as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies. The parties agree that New York has a substantial relationship to this transaction.

               Section 12.4 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided facsimile confirmation of receipt is obtained promptly after completion of transmission,
(c) on the third business day after delivery to an overnight courier service, provided receipt of delivery has been confirmed, or (d) on the tenth day after mailing, provided receipt of delivery is


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
confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and re-turn-receipt requested, to the party as follows:

        If to Great Lakes:   Great Lakes Chemical Corporation
                             One Great Lakes Boulevard
                             West Lafayette, Indiana  47906
                             United States
                             Attn: Vice President and General Counsel
                             Telecopy: (765) 497-6660

        If to Octel:         Octel Corp.
                             P.O. Box 17, Oil Sites Road
                             Ellesmere Port
                             South Wirral L65 4HF
                             United Kingdom
                             Attn: Senior Vice President and General Counsel
                             Telecopy: 44-151-356-6239

Any party may change its address by giving the other party written notice of its new address in the manner set forth above.

               Section 12.5 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

               Section 12.6 Termination. This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of Great Lakes without the approval of Octel. In the event of such termination, no party shall have any liability of any kind to any other party.

               Section 12.7 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party, provided, however, that Octel may assign its rights and interests under this Agreement in connection with the Lenders' Liens.

               To the extent that Great Lakes assigns to a party (including an Affiliate of Great Lakes) any of its Retained Liabilities (except for such amounts of

Retained Liabilities which are not material, individually or in the aggregate), Great Lakes shall cause the assignee of such Retained Liabilities to assume specifically its obligations with respect thereto under this Agreement, shall cause such assignee to fulfill its obligations related to such Retained Liabilities and shall guarantee the performance thereof. To the extent Octel transfers to another party (including an Affiliate of Octel) any of the Assumed Liabilities (except for such amounts of Assumed Liabilities which are not material individually or in the aggregate), Octel shall cause the assignee of such Assumed Liabilities to assume specifically its obligations with respect thereto under this Agreement, shall cause such assignee to fulfill its obligations related to such Assumed Liabilities and shall guarantee the performance thereof. In the event the assignee of the Retained Liabilities or Assumed Liabilities does not fulfill its obligations with respect thereto, Great Lakes or Octel, as the case may be, shall fulfill its obligations with respect thereto and continue to guarantee the performance of such obligations pursuant to Section 12.15 hereof.

               Section 12.8 No Third Party Beneficiaries. Except with respect to the Lenders' Liens and except as provided in Section 5.1(b), Section 5.1(c) and any other applicable indemnity provisions contained in this Agreement granting rights to third parties, this Agreement is solely for the benefit of the parties hereto and is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

               Section 12.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               Section 12.10 Interpretation. The Article, Section and subparagraph headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.

               Section 12.11 Annexes, Etc. The Annexes, Schedules and Exhibits shall be construed with, and shall be an integral part of, and are hereby expressly incorporated into, this Agreement to the same extent as if the same had been set forth verbatim herein.

               Section 12.12 Construction of Agreements. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement (or any Conveyancing and Assumption Instrument or other instrument of assumption) and the provisions of any other agreement entered into by Great Lakes or Octel pursuant to this Agreement (including, without limitation, the Related Agreements other than the Tax Disaffiliation Agreement), the provisions of this Agreement shall control. Except as provided in Section 12.2 with respect to VAT, all Liabilities and obligations of the parties regarding Taxes (as that term is defined in the Tax Disaffiliation Agreement) shall be governed exclusively by the Tax Disaffiliation Agreement. In the event of any conflict between this Agreement and the Tax Disaffiliation Agreement, the terms of the Tax Disaffiliation Agreement will prevail.

               Section 12.13 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               Section 12.14 Survival. All covenants, obligations and agreements of the parties contained in this Agreement shall survive the Distribution Date or the sale or other transfer by other party of the Transferred Businesses, the Transferred Assets, the Excluded Business or the Excluded Assets (as the case may be) or the assignments by either party of any Liabilities.

               Section 12.15 Guaranty. Octel and Great Lakes each guarantees the performance of all obligations of its Affiliates, assignees and transferees (if any) under this Agreement, all Related Agreements and all other agreements to be entered into in connection with this transaction. Great Lakes shall use its best efforts to cause its Affiliates, Great Lakes Europe Limited and Great Lakes Chemical (Europe) Limited, and Octel shall use its best effort to cause its Affiliates, Associated Octel Company (Plant) Limited, Octel Trading Limited, Octel Resources Limited, The Associated Octel Company Limited and AKC Trading Limited within ninety (90) days of the date of this Agreement to enter into guarantees of the performance of the obligations of Great Lakes and Octel, respectively, under this Agreement, the Related Agreements and all other agreements to be entered into in connection with this transaction to the extent that such guarantees are lawful and do not infringe the terms of any contractual obligation entered into by Great Lakes, or Octel or their respective Affiliates on or prior to the Distribution Date. For these purposes, the obligations of Great Lakes and Octel shall include an obligation to procure compliance with Sections 155 to 158 Companies Act 1985 of the United Kingdom so far as the same are capable of being complied with in relation to such guarantees.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

                             GREAT LAKES CHEMICAL CORPORATION

                             By:___________________________________
                                Name:
                                Title:

                             OCTEL CORP.

                             By:___________________________________
                                Name:
                                Title:

                                     ANNEX I
                               ASSUMED LIABILITIES

               Assumed Liabilities: (a) all Liabilities or obligations (regardless of whether any claims with respect to such Liabilities and obligations are asserted before, on or after the Distribution Date) relating to, arising from or out of, or incurred in connection with, the acquisition, ownership, use or operation of the Transferred Businesses or the Transferred Assets, whether arising out of acts or omissions before, on or after the Distribution Date, shall be expressly deemed to be Assumed Liabilities of Octel, including, but not limited to:

               (i) all Liabilities and obligations which should be set forth, reflected, disclosed or reserved for on a balance sheet for Octel as of the Distribution Date, which balance sheet shall be prepared in the same manner as the December 31, 1997 audited balance sheet of Octel included in the Information Statement (after giving effect to any pro forma adjustments reflected in the Information Statement);

               (ii) all Liabilities and obligations relating to, arising from or out of, or incurred in connection with, the acquisition of all or any portion of, the Transferred Businesses or the Transferred Assets, including, without limitation, any Liabilities or obligations arising under the agreements set forth on Schedule 1 to this Annex I;

               (iii) all Liabilities and obligations pursuant to, under or relating to all agreements, contracts and leases, whether written or oral, whether entered into before, on or after the Distribution Date, relating to the Transferred Businesses or Transferred Assets, including, without limitation, the agreements set forth on Schedule 2 to this Annex I;

               (iv) all Liabilities and obligations relating to, arising out of, or incurred in connection with (A) the formation, structure and operation of The Associated Octel Company Limited or Octel Associates or (B) the status of or conduct of the businesses by Great Lakes or any Great Lakes Entity as an owner, shareholder or partner, as the case may be, of The Associated Octel Company Limited or Octel Associates, including, without limitation, any Liabilities and obligations arising under or relating to the agreements set forth on Schedule 3 to this Annex I;


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
               (v) all Liabilities and obligations relating to, arising out of or incurred in connection with the ownership, operation or use of the Transferred Businesses or Transferred Assets, before, on or after the Distribution Date;

               (vi) all Assumed Environmental Liabilities and Product
Liabilities;

               (vii) outstanding Bids, Quotations and Proposals pertaining to the Transferred Businesses to the extent that such Bids, Quotations and Proposals can be transferred or assigned without extinguishment or penalty; and all contracts awarded to Great Lakes or any Great Lakes Entity before, on or after the Distribution Date pertaining to the Transferred Businesses or the Transferred Assets, as (A) assignee if those contracts are assignable and assigned or transferred by operation of law, or (B) subcontractor if assignment of those contracts and/or the proceeds therefrom is prohibited by law;

               (viii) all warranty, performance and similar obligations entered into or made in the course of business of the Transferred Businesses with respect to Products;

               (ix) all Liabilities and obligations not specifically retained by Great Lakes pursuant to this Agreement or the Related Agreements with respect to Transferred Great Lakes Employees;

               (x) all Liabilities and obligations relating to all Actions relating to, arising out of or incurred in connection with the operations of the Transferred Businesses or the Transferred Assets;

               (xi) all Liabilities and obligations relating to, arising out of, or incurred in connection with the Transferred Businesses or the Transferred Assets under laws, rules or regulations relating to the registration or regulation of the sale or use of Products in commerce and similar state and local laws;

        (b) the Octel Liabilities shall be expressly deemed to be Assumed Liabilities of Octel;

        (c) all Liabilities and obligations specifically assumed by Octel pursuant to this Agreement or the Related Agreements with respect to the Transferred Octel Employees shall be expressly deemed to be Assumed Liabilities of Octel;


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        (d) (i) all Liabilities and obligations relating to the draining and cleaning of the DBE Storage Tank as provided in Section 6.12 of this Agreement,
(ii) that portion of the Liabilities and obligations under the DBE Lease for repairing or rebuilding the DBE Storage Tank which shall be equal to (A) the total amount of such Liabilities and obligations multiplied by (B) the quotient obtained by dividing (1) the number of days Octel or its Affiliates utilized the DBE Storage Tank from February, 1985, through the date Octel delivers the DBE Storage Tank to Great Lakes as provided in Section 6.12 by (2) the total number of days the DBE Storage Tank was utilized by Octel or its Affiliates and Great Lakes or its Affiliates from February, 1985 through any termination of the DBE Lease, and (iii) except to the extent provided in (i) or (ii) above, any breach of the DBE Lease by Octel or its Affiliates on or prior to the date Octel delivers the DBE Storage Tank to Great Lakes as provided in Section 6.12 shall be expressly deemed to be Assumed Liabilities of Octel; and

        (e) all Liabilities and obligations for severance payments pursuant to the agreement between Graham Hewitt and The Associated Octel Company Limited, dated June 5, 1997, and the agreement between Glenda Hale and The Associated Octel Company Limited, dated October 21, 1997 shall be expressly deemed to be Assumed Liabilities of Octel.


                                     AI - 3
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                               ANNEX I, SCHEDULE 1


Acquisition of Majority Interest in Octel Associates and The Associated Octel Company Limited from BP, Mobil and Texaco Effective On or About May 18, 1989:


1. Sale and Purchase Agreement, dated February 21, 1989, between Great Lakes Chemical Corporation, BP Oil U.K. Limited, Mobil Coatings Limited, Texaco Limited and Texaco International Trader Inc.;

2. Deed of Assumption, dated May 18, 1989, between BP Oil U.K. Limited, Texaco Limited, Mobil Coatings Limited, Shell U.K. Limited, Chevron International Oil Company Limited and Great Lakes Chemical (Europe) Limited; and

3. Deed of Novation, dated May 18, 1989, between Shell U.K. Limited, The British Petroleum Company plc, Mobil Oil Corporation, Trans-Ocean Chevron Company, The Dorchester Oil Trading Company Limited, Texaco International Trader Inc., Mobil Coatings Limited and Great Lakes Chemical (Europe) Limited.


Acquisition of Shell Interests in The Associated Octel Company Limited and Octel Associates Effective On or About March 16, 1992:


1. Sale and Purchase Agreement, dated November 22, 1991, between Shell Ventures U.K. Limited, Shell U.K. Limited and GHC Properties, Inc.;

2. Deed of Assumption dated November 20, 1991, between Shell U.K. Limited, Shell Ventures U.K. Limited, The Associated Octel Company Limited and Associated Octel Company (Plant) Limited;


3. Deed of Guarantee and Warranty, dated November 22, 1991, between Great Lakes Chemical Corporation, Shell Ventures U.K. Limited and Shell U.K. Limited;



4. Stamp Duty Agreement, dated November 22, 1991, between Shell U.K. Limited and Great Lakes Chemical Corporation;


5. Deed of Guarantee, dated November 22, 1991, between Shell U.K. Limited, GHC Properties, Inc. and Great Lakes Chemical Corporation;


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6.      Letter, dated December 27, 1991, from Robert Jeffares for and on behalf of GHC Properties, Inc. to Shell Ventures U.K. Limited and Shell U.K. Limited;

7. Deed, dated March 13, 1992, between Chevron International Oil Company Limited, Great Lakes Europe Limited and Great Lakes Chemical (Europe) Limited;

8. Letter, dated March 13, 1992, from Emerson Kampen for and on behalf of Great Lakes Chemical Corporation to the Directors, Shell U.K. Limited;

9. Novation of Managing Agency and Leasing Agreements, dated March 16, 1992, between Shell Ventures U.K. Limited, Great Lakes Chemical (Europe) Limited, The Dominion Motor Spirit Co Limited, Mobil Holdings (U.K.) Limited, Team Fuels Limited, The Associated Octel Company Limited and Associated Octel Company (Plant) Limited;

10. Deed of Assumption, dated March 16, 1992, between BP Oil U.K. Limited, Texaco Limited, Mobil Coatings Limited, Shell Ventures U.K. Limited, Chevron International Oil Company Limited, Great Lakes Europe Limited, Great Lakes Chemical (Europe) Limited, The Dominion Motor Spirit Co Limited, Mobil Holdings (U.K.) Limited and Team Fuels Limited;

11. Deed of Novation, dated March 16, 1992, between Shell U.K. Limited, Shell Ventures U.K. Limited, GHC Properties Inc., Great Lakes Europe Limited and Great Lakes Chemical (Europe) Limited;

12. Deed of Novation Partnership Agreement with NEC, dated March 16, 1992, between Shell U.K. Limited, Shell Ventures U.K. Limited, The Associated Octel Company Limited, Nobel's Explosives Company Limited, Great Lakes Chemical (Europe) Limited, The Dominion Motor Spirit Company Limited, Mobil Holdings (U.K.) Limited, and Team Fuels Limited;

13. Deed of Novation Participant's Agreement, dated March 16, 1992, between Shell U.K. Limited, Trans-Ocean Chevron Company, Dorchester Oil Trading Company Limited, Texaco International Trader Inc., Mobil Coatings Limited and Great Lakes Europe Limited;

14. Deed of Indemnity, dated March 16, 1992, between Great Lakes Europe Limited, Great Lakes Chemical (Europe) Limited, Shell Ventures U.K. Limited and Shell U.K. Limited;


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
15. Letter, dated March 16, 1992, from Emerson Kampen on behalf of Great Lakes Chemical Corporation to Shell Ventures U.K. Limited and Shell U.
        K. Limited;

16. Letter, dated March 13, 1992, from Emerson Kampen for and on behalf of Great Lakes Chemical Corporation to Shell U.K. Limited;

17. Deed of Supply, dated November 14, 1991, between Great Lakes Europe Limited and Shell Internationale Petroleum Maatschappij BV;

18. Deed of Assumption and Guarantee, dated November 18, 1991, between BP Oil U.K. Limited, Texaco Limited, Mobil Coatings Limited, Shell U.K. Limited, Chevron International Oil Company Limited, Great Lakes Chemical (Europe) Limited and Shell Ventures U.K. Limited; and

19. Dollar Retention Agreement, dated October 7, 1993, between The Associated Octel Company Limited and Chevron Chemical Company.

Acquisition of Shell Interests in Fuel Detergent Plant Effective On or About March 16, 1992:

1. Asset Sale Agreement, dated November 22, 1991, between Shell U.K. Limited, GHC Properties, Inc., The Associated Octel Company Limited and Associated Octel Company (Plant) Limited; and

2. Deed of Novation, dated March 16, 1992, between Shell U.K. Limited, GHC Properties, Inc., The Associated Octel Company Limited, Associated Octel Company (Plant) Limited, and Great Lakes Europe Limited.

Acquisition of E.I. du Pont de Nemours and Company's Petroleum Additives Business and North and South America Compounds Business Effective On or About August 31, 1994:

1. Agreement (to purchase assets of Petroleum Additives Business) dated August 31, 1994, between E. I. du Pont de Nemours and Company and Octel America, Inc.;

2. Seller's Information License Agreement-Petroleum Additives, dated August 31, 1994, between E.I. du Pont de Nemours and Company and Octel America, Inc.;


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3.      Manufacturing and Supply Agreement, dated August 31, 1994, between E. I.
        du Pont de Nemours and Company and Octel America, Inc.;

4. Support Services Agreement, dated August 31, 1994, between E. I. du Pont de Nemours and Company and Octel America, Inc.

5. Transportation and Distribution Agreement, dated as of August 31, 1994, between E. I. du Pont de Nemours and Company and Octel America, Inc.;

6. Tradename License Agreement, dated August 31, 1994, between E. I. du Pont de Nemours and Company and Octel America, Inc.;

7. License Agreement (to occupy the Petroleum Additives Laboratory), dated August 31, 1994, between E. I. du Pont de Nemours and Company and Octel America, Inc.;

8. Technology License Agreement (relating to DCI-11 Corrosion Inhibitor), dated August 31, 1994, between E. I. du Pont de Nemours and Company and Octel America, Inc.;

9. Assignment and Assumption Agreement, dated August 31, 1994, between Octel America Inc. and E.I. du Pont de Nemours and Company;

10. Agreement (to purchase Lead Additive Business), effective as of August 31, 1994, between E. I. du Pont de Nemours and Company, Societa Italiana Additivi per Carburanti s.r.l. and AKC Trading Limited;

11. Assignment and Assumption Agreement, dated August 31, 1994, between Societa Italiana Additivi per Carburanti s.r.l. and E. I. du Pont de Nemours and Company; and

12. Seller's Information License Agreement, executed and delivered as of August 31, 1994, between Societa Italiana Additive per Carburanti and E.
        I. du Pont de Nemours and Company.

Acquisition of BP, Mobil, Texaco .01% Interests in The Associated Octel Company Limited and Octel Associates Effective On or About February 4, 1997:

1. Settlement Deed, dated February 4, 1997, between Great Lakes Chemical Corporation, Great Lakes Europe Ltd., Great Lakes Chemical (Europe) Ltd.,


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
        BP Oil U.K. Limited, The Dominion Motor Spirit Co., Limited, Dorchester Oil Trading Company Limited, Mobil Coatings Limited, Mobil Holdings (U.K.) Limited, Texaco Limited, Texaco International Trader Inc., Team Fuels Limited, The British Petroleum Company p.l.c., Mobil Corporation and Texaco Inc.;

2. Deed of Guarantee, in the form of Schedule 9, Part 1 to the Deed of Settlement dated 4 February 1997, dated March 13, 1997, between The British Petroleum Company p.l.c., Great Lakes Chemical Corporation, Great Lakes Europe Ltd., and Great Lakes Chemical (Europe) Ltd.;

3. Deed of Guarantee, in the form of Schedule 9, Part 2 to the Deed of Settlement dated 4 February 1997, dated March 13, 1997, between Mobil Corporation, Great Lakes Chemical Corporation, Great Lakes Europe Ltd. and Great Lakes Chemical (Europe) Ltd.;

4. Deed of Guarantee, in the form of Schedule 9, Part 3 to the Deed of Settlement dated 4 February 1997, dated March 13, 1997, between Texaco Inc., Great Lakes Chemical Corporation, Great Lakes Europe Ltd. and Great Lakes Chemical (Europe) Ltd.;

5. Deed of Guarantee, in the form of Schedule 13 to the Deed of Settlement dated 4 February 1997, dated March 13, 1997, between Great Lakes Chemical Corporation, BP Oil U.K. Limited, Texaco International Trader Inc, Texaco Limited and Mobil Coatings Limited;

6. Deed of Assumption, dated March 13, 1997, between BP Oil U.K. Limited, Texaco Limited, Mobil Coatings Limited, Great Lakes Chemical Corporation, Great Lakes Europe Ltd, Great Lakes Chemical (Europe) Ltd., The Dominion Motor Spirit Co Limited, Mobil Holdings (U.K.) Limited, Team Fuels Limited and Chevron International Oil Company Limited;

7. Deed in the form of the second schedule of the Deed of Assumption, dated March 13, 1997, between The Dominion Motor Spirit Co Limited, Mobil Holdings (U.K.) Limited, Team Fuels Limited, Great Lakes Europe Ltd, The Associated Octel Company Limited and Associated Octel Company (Plant) Limited;

8. Undertaking dated March 13, 1997, from John V. Lacci for and on behalf of Great Lakes Europe Ltd to Associated Octel Company (Plant) Limited;


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
9. Letter, dated March 13, 1997, to Octel Associates for and on behalf of The Dominion Motor Spirit Co., Limited;

10. Letter, dated March 13, 1997, to Octel Associates for and on behalf of Team Fuels Limited;

11. Letter, dated March 13, 1997, to Octel Associates from John Robertson for and on behalf of Mobil Holdings (U.K.) Limited;

12. Letter, dated March 13, 1997, from D C Codd, Texaco Limited to John Lacci, Great Lakes Chemical Corporation;

13. Letter, dated March 13, 1997, to John Lacci for and on behalf of Mobil Corporation; and

14. Letter, dated March 13, 1997 to John Lacci for and on behalf of The British Petroleum Company p.l.c.

Acquisition of BP, Mobil, Texaco Retained Interests and Retained Shares In the Associated Octel Company and Octel Associates Effective On or About October 31, 1997:

1.      Letter, dated October 2, 1997, to Graham Leathes and John V. Lacci by F.
        G. Soler for and on behalf of Chevron Overseas Petroleum Inc. (waiving pre-emption rights);

2.      Letter, dated October 3, 1997, to Graham Leathes and John V. Lacci by T.
        P. Garrett for and on behalf of Chevron International Oil Company Limited (waiving pre-emption rights);

3. Deed of Assumption, dated October 31, 1997, between BP Oil U.K. Limited, Texaco Limited, Mobil Coatings Limited, Chevron International Oil Company Limited, Great Lakes Chemical Corporation, Great Lakes Europe Ltd and Great Lakes Chemical (Europe) Ltd.;

4. Deed in the form of the second schedule to the Deed of Assumption, dated October 31, 1997, between BP Oil U.K. Limited, Mobil Coatings Limited, Texaco Limited, Great Lakes Europe Limited, The Associated Octel Company Limited and Associated Octel Company (Plant) Limited;


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
5. Letter, dated October 31, 1997, to Octel Associates, for and on behalf of BP Oil U.K. Limited (relating to Associated Octel Company (South Africa) (Proprietary) Limited);

6. Letter, dated October 31, 1997, to Octel Associates from John Robertson for and on behalf of Mobil Coatings Limited (relating to Associated Octel Company (South Africa) (Proprietary) Limited;

7. Letter, dated October 31, 1997, to Octel Associates, for and on behalf of Texaco Limited (relating to Associated Octel Company (South Africa) (Proprietary) Limited); and

8. Deed of Release, dated October 31, 1997, between Dorchester Oil Trading Company Limited, Mobil Coatings Limited, Texaco International Trader Inc, Chevron Overseas Petroleum Inc and Great Lakes Chemical (Europe) Limited.

Acquisition of Chevron Interests in Octel Associates and The Associated Octel Company Limited Effective On or About November 20, 1997:

1. Memorandum of Understanding, dated July 15, 1997, between Great Lakes Chemical Corporation and Chevron Chemical Company;

2. Retirement Agreement Relating to Octel Associates, dated November 20, 1997, between Chevron U.K. Limited, Great Lakes Europe Limited, Great Lakes Chemical (Europe) Limited, Chevron Chemical Company and Great Lakes Chemical Corporation;

3. Agreement For Purchase of Own Shares, dated November 20, 1997, between The Associated Octel Company Limited, Chevron Overseas Petroleum, Inc., Great Lakes Europe Limited, Chevron Chemical Company and Great Lakes Chemical Corporation;

4. Deed, dated November 20, 1997, between Chevron U.K. Limited, The Associated Octel Company Limited, and Associated Octel Company (Plant) Limited;

5. Agreement Concerning Amount of Retirement Payment, dated November 20, 1997, between Chevron U.K. Limited, Chevron Chemical Company, Great


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
        Lakes Europe Limited, Great Lakes Chemical (Europe) Limited and Great Lakes Chemical Corporation;

6. Agreement Concerning Amount of Purchase Price, dated November 20, 1997, between Chevron Overseas Petroleum Inc., Chevron Chemical Company, The Associated Octel Company Limited, Great Lakes Europe Limited and Great Lakes Chemical Corporation;

7. Deed of Assumption, dated November 6, 1997, between Chevron International Oil Company Limited, Chevron U.K. Limited, Great Lakes Europe Limited and Great Lakes Chemical (Europe) Limited;

8. Deed, dated November 6, 1997, between Chevron International Oil Company Limited, Chevron U.K. Limited, The Associated Octel Company Limited, and The Associated Octel Company (Plant) Ltd. (CUK assumes obligations of CIOCL under Managing Agency Agreement and Leasing Agreement);

9. Undertaking, dated November 20, 1997, given by Great Lakes Europe Limited to Associated Octel Company (Plant) Limited with respect to retirement of CUK; and

10. Deed of Release dated November 20, 1997, between Chevron Overseas Petroleum Inc. and Great Lakes Chemical (Europe) Limited.


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
                               ANNEX I, SCHEDULE 2

1. Memorandum of Understanding, dated October 27, 1993, between The Associated Octel Company Limited and Ethyl Corporation;

2. Supply of Lead Antiknock Compounds, dated December 22, 1993, between The Associated Octel Company Limited and Ethyl Corporation;

3. Agreement For Bulk Transportation, March 25, 1994, between The Associated Octel Company Limited and Ethyl Corporation;

4. Supply of Ethylene Dibromide, dated January 1, 1995, between The Associated Octel Company Limited and Albemarle Corporation;

5. Supply of Lead Antiknock Compounds, dated January 1, 1998, between The Associated Octel Company Limited and Ethyl Corporation;

6. Letter Agreement, dated December 22, 1997, between The Associated Octel Company Limited and Ethyl Corporation, interpreting certain provisions of the Supply Agreement (for lead antiknock compounds) effective January 1, 1998; and

7. Agreement Containing Consent Order to Cease and Desist, not yet dated, between Great Lakes Chemical Corporation, The Associated Octel Company Limited and the Federal Trade Commission. This Agreement has been signed by Great Lakes Chemical Corporation and The Associated Octel Company Limited and is pending final approval by the Federal Trade Com mission. See Form 10 for additional information.

                               ANNEX I, SCHEDULE 3

Operational and Structural Documents of Octel Associates and The Associated Octel Company Limited

1. Up to date Memorandum and Articles of Association of the Associated Octel Company Limited;

2.      Partnership Agreement, dated April 15, 1966 (as amended to November 1,
        1989), between Shell U.K. Limited, BP Oil U.K. Limited, Texaco Limited, Chevron International Oil Company Limited, Mobil Coatings Limited and Great Lakes Chemical (Europe) Limited;

3. Participants of the Agreement, dated December 22, 1961 (as amended to December 1, 1989), between Shell U.K. Limited, Dorchester Oil Trading Company Limited, Texaco International Trader Inc., Transpatch Ocean Chevron Company, Mobil Coatings Limited and Great Lakes Chemical (Europe) Limited;

4. Managing Agency Agreement, dated April 15, 1966, between Shell U.K. Limited, BP Oil U.K. Limited, Texaco Limited, Chevron International Oil Company Limited, Mobil Coatings Limited and Great Lakes Chemical (Europe) Limited;

5. Leasing Agreement, dated April 15, 1966, between Shell U.K. Limited, BP Oil U.K. Limited, Texaco Limited, Chevron International Oil Company Limited, Mobil Coatings Limited and Great Lakes Chemical (Europe) Limited;

6. Supplemental Partnership Agreement (Change of Partners), dated December 29, 1967, between Shell U.K. Limited, BP Trading Limited, Caltex (U.K.) Limited, Mobil Transportation Company Limited, Texaco Operations (U.K.) Limited and Chevron International Oil Company Limited;

7. Supplemental Partnership Agreement (Change of Partners), dated December 19, 1969, between Shell U.K. Limited, BP Trading Limited, Mobil Coatings Limited, Texaco Operations (U.K.) Limited, Chevron International Oil Company Limited and Texaco Limited;

8. Supplemental Partnership Agreement (Change of Partners), dated December 21, 1978, between Shell U.K. Limited, BP Trading Limited, Mobil Coatings Limited, Texaco Limited, Chevron International Oil Company Limited and BP Oil Limited;

9. Deed of Assumption (Change Partners), dated May 18, 1989, between BP Oil U.K. Limited, Texaco Limited, Mobil Coatings Limited, Shell U.K. Limited, Chevron International Oil Company Limited and Great Lakes Chemical (Europe) Limited;

10. Deed of Assumption (Change of Partners), dated November 18, 1991, between BP Oil U.K. Limited, Texaco Limited, Mobil Coatings Limited, Shell U.K. Limited, Chevron International Oil Company Limited, Great Lakes Chemical (Europe) Limited and Shell Ventures U.K. Limited;

11. Deed of Assumption (Change of Partners), dated March 16, 1992, between BP Oil U.K. Limited, Texaco Limited, Mobil Coatings Limited, Shell Ventures U.K. Limited, Chevron International Oil Company Limited, Great Lakes Europe Limited, Great Lakes Chemical (Europe) Limited, The Dominion Motor Spirit Co Limited, Mobil Holdings (U.K.) Limited and Team Fuels Limited;

12. Deed of Assumption (Change of Partners), dated March 13, 1997, between BP Oil U.K. Limited, Texaco Limited, Mobil Coatings Limited, Great Lakes Chemical Corporation, Great Lakes Europe Limited, Great Lakes Chemical (Europe) Limited, The Dominion Motor Spirit Company Limited, Mobil Holdings (U.K.) Limited, Team Fuels Limited and Chevron International Oil Company Limited;

13. Deed of Assumption (Re Managing Agency Agreement and Leasing Agreement), dated March 13, 1997, between The Dominion Motor Spirit Company Limited, Mobile Holdings (U.K.) Limited, Team Fuels Limited, Great Lakes Europe Limited, The Associated Octel Company Limited and Associated Octel Company (Plant) Limited;

14. Deed of Assumption (Change of Partners), dated October 31, 1997, between BP Oil U.K. Limited, Texaco Limited, Mobil Coatings Limited, Chevron International Oil Company Limited, Great Lakes Chemical Corporation, Great Lakes Europe Limited and Great Lakes Chemical (Europe) Limited;

15. Deed of Assumption (Change of Partners), dated November 6, 1997, Chevron International Oil Company Limited, Chevron U.K. Limited, Great Lakes Chemical Corporation, Great Lakes Europe Limited and Great Lakes Chemical (Europe) Ltd.;

16. Memorandum of Agreement, dated December 30, 1969, between Shell U.K. Limited, BP Trading Limited, Texaco Limited, Chevron International Oil Company Limited and Mobil Coatings Limited;

17. Memorandum re Distribution of Profits, dated December 31, 1970, between Shell U.K. Limited, BP Trading Limited, Mobil Coatings Limited, Texaco Limited and Chevron International Oil Company Limited;

18. Memorandum re ACT, dated December 18, 1973, between Shell U.K. Limited, BP Trading Limited, Texaco Limited, Chevron International Oil Company Limited and Mobil Coatings Limited;

19. Memorandum of Agreement, dated April 26, 1979, between Shell U.K. Limited, BP Oil Limited, Mobil Coatings Limited, Texaco Limited and Chevron International Oil Company Limited;

20. Memorandum of Agreement and Declaration, dated September 16, 1981, between Shell U.K. Limited, BP Oil Limited, Mobil Coatings Limited, Texaco Limited and Chevron International Oil Company Limited;

21. Agreement re "Partnership Business," dated January 28, 1985, between Shell U.K. Limited, BP Oil Limited, Mobil Coatings Limited, Texaco Limited and Chevron International Oil Company Limited;

22. Memorandum of Agreement, dated January 28, 1985, between Shell U.K. Limited, BP Oil Limited, Mobil Coatings Limited, Texaco Limited and Chevron International Oil Company Limited;

23. Memorandum of Agreement, dated September 5, 1968, between Shell U.K. Limited, BP Trading Limited, Texaco Operations (U.K.) Limited, Chevron International Oil Company Limited and Mobil Transportation Company Limited;

24. Memorandum re Distribution of Profits, dated December 19, 1974, between Shell U.K. Limited, BP Oil Limited, Mobil Coatings Limited, Texaco Limited and Chevron International Oil Company Limited;

25. Memorandum of Agreement, dated November 24, 1980, between Shell U.K. Limited, BP Oil Limited, Mobil Coatings Limited, Texaco Limited and Chevron International Oil Company Limited;

26. Memorandum of Agreement, dated February 26, 1982, between Shell U.K. Limited, BP Oil Limited, Mobil Coatings Limited, Texaco Limited and Chevron International Oil Company Limited; and

27. Memorandum of Agreement, dated January 19, 1983, between Shell U.K. Limited, BP Oil Limited, Mobil Coatings Limited, Texaco Limited and Chevron International Oil Company Limited.

                                    ANNEX II
                               TRANSFERRED ASSETS

               Transferred Assets: All assets and properties of Great Lakes or any Great Lakes Entity used principally (except as otherwise provided herein) in the Transferred Businesses before or on, and in existence as of, the Distribution Date, including but not limited to:

               (a) All assets and properties which should be set forth or reflected on a balance sheet for Octel as of the Distribution Date, which balance sheet shall be prepared in the same manner as the December 31, 1997 audited balance sheet of Octel included in the Information Statement (after giving effect to any pro forma adjustments reflected in the Information Statement), subject, however, to the provisions of clause (a) of Annex III;

               (b) the real properties owned or leased by Great Lakes or any Great Lakes Entity and used in the Transferred Businesses and with respect to such owned real properties, the buildings, structures and improvements (including construction in progress) located thereon, fixtures contained therein and appurtenances thereto, such real properties to include, without limitation, the real properties currently owned or leased as set forth on Schedule 1 hereto;

               (c) (i) all of Great Lakes' or its Affiliates' right and interest in, to and under all outstanding Bids, Quotations and Proposals pertaining to the Transferred Businesses to the extent that such Bids, Quotations and Proposals can be transferred or assigned without extinguishment or penalty; all of Great Lakes' or its Affiliates' right and interest in, to and under all contracts and agreements awarded to Great Lakes or its Affiliates before, on or after the Distribution Date in connection with the Bids, Quotations and Proposals in existence before or on the Distribution Date and pertaining to the Transferred Businesses, as assignee if those contracts are assignable and assigned or transferred by operation of law; as subcontractor by payment of a subcontract price equal to the monies, rights and other considerations received by Great Lakes or its Affiliates under such contracts and agreements if assignment of those contracts and/or agreement and/or the proceeds therefrom is prohibited by law;

                      (ii) all of Octel's or its Affiliates' right and interest in, to and under all Outstanding Bids, Quotations and Proposals pertaining to the Transferred Businesses; all of Octel's or its Affiliates' right and interest in, to and under all


                                     AII - 1
contracts and agreements awarded to Octel or its Affiliates before, on or after the Distribution Date in connection with Bids, Quotations and Proposals in existence before or on the Distribution Date and pertaining to the Transferred Businesses;

               (d) all machinery, equipment and other items of tangible personal property (including construction in progress) owned by Great Lakes or any Great Lakes Entity which are utilized principally in the Transferred Businesses;

               (e) all of Great Lakes' or any Great Lakes Entity's rights with respect to trade receivables relating exclusively to the Transferred Businesses;


               (f) subject to Article VI of this Agreement, all rights and interests of Great Lakes or any Great Lakes Entity in, to and with respect to the intellectual property rights used principally in the Transferred Businesses, including, but not limited to (i) all patents, copyrights, trade secrets, tradenames, servicemarks, trademarks, pending patents, patent applications and inventions conceived on or before the Distribution Date for which a patent application has not yet been filed and (ii) all patents and trademarks acquired by Octel America, Inc. from E.I. du Pont de Nemours and Company pursuant to an agreement effective on or about August 1994;


               (g) all of the Transferred Businesses Books and Records (except as otherwise provided in Section 7.1 of this Agreement);

               (h) inventories of raw materials, work-in-process, finished products, supplies and spare parts which at the Distribution Date are owned by Great Lakes or any Great Lakes Entity and relate principally to the Transferred Businesses and any property under bailment relating to the Transferred Businesses;

               (i) all permits and licenses held by Great Lakes and its Affiliates which are transferable and which relate principally to the Transferred Businesses;

               (j) all permits and licenses held by Octel and its Affiliates which relate principally to the Transferred Businesses;

               (k) all intangible assets, other than intellectual property rights, of Great Lakes or any Great Lakes Entity, used principally in the Transferred Businesses;


                                     AII - 2

               (l) employee receivables, temporary and permanent travel advances and funds advanced for travel not yet taken relating to Transferred Great Lakes Employees and all prepayments and deposits;

               (m) subject to Article VI of this Agreement, all supplies, forms, labels, shipping material, catalogues, sales brochures, operating manuals, instructional documents and advertising material held for use by the Transferred Businesses;

               (n) all trucks, automobiles and other vehicles which are owned by Great Lakes or any Great Lakes Entity and used principally in the Transferred Businesses;

               (o) all of Great Lakes' or any Great Lakes Entity's rights relating to all Actions related to or arising out of the Transferred Businesses and Transferred Assets (other than with respect to Actions specifically retained by Great Lakes or its Affiliates pursuant to this Agreement);

               (p) duty drawbacks relating to the Transferred Businesses which were filed by Great Lakes or any Great Lakes Entity on or prior to the Distribution Date and are outstanding as of the Distribution Date;

               (q) the Fuel Detergent Plant; and

               (r) all effective confidentiality agreements to which Great Lakes or any Great Lakes Entity is a party and which relate to the Transferred Businesses or the Transferred Assets.

               For the avoidance of doubt, no Excluded Asset listed on Annex III hereof shall be considered part of the Transferred Businesses or Transferred Assets for any purpose under the Agreement.


                                     AII - 3

                              ANNEX II, SCHEDULE 1

                                 REAL PROPERTIES


Owned                                       Leased                       Leased
-----                                       ------                       ------
Oil Sites Road                              SIAC Sr1                     6 North Quay
Ellesmere Port                              Piazza Le Biancamano         Hayle
South Wirral                                Italy*                       Cornwall
L65 4HF                                                                  TR27 4BL
England                                     Suite 2                      England
                                            Fourth Floor
8 Rue Bellini                               Berkeley Square House
757782 Paris Cedex 16                       Berkeley Square
France                                      London
                                            W1X 6DT
Usine de Paimboeuf                          England
Boite Postale 36
France                                      Sant' Apollinare
                                            72100 Brindisi
64580 Biebesheim am Rhein                   Italy
Postfach 1140
Germany                                     Usine de Port-de-Bouc
                                            Biote Postale 111
Watling Street                              13524 Port-de-Bouc
Bletchley                                   France*
Milton Keynes
MK1 1EZ                                     No. 11 Ovcon House
England                                     Constantia Main Road
                                            Constantia
Bletchley                                   7800
Milton Keynes                               South Africa
MK1 1EZ
England                                     200 Executive Drive
                                            Newark, Delaware  19702
Moss Lane**
Lostock                                     65021 Bussi Officiene
Grolam                                      Percara, Italy*
Northwich
England                                     Ardeer
                                            Stevenston
Bridle Road                                 Ayrshire
Bromborough                                 Scotland
Near Ellesmere Port
South Wirral
L65 4HF
England

------------------

* One portion of the property is leased and the other portion is owned.

**This property was formerly part of a larger owned parcel that has since been sold and what remains are three acres owned by Octel or its Affiliates which are currently leased to a third party.


                                     AII - 4

                                    ANNEX III
                                 EXCLUDED ASSETS

        Excluded Assets: The following assets are considered "Excluded Assets" for purposes of this Agreement:

        (a) cash and cash equivalents of $30 million (the payment of which will be encompassed within the Special Dividend (as defined in the Form 10)), subject to adjustment by adding any positive sums or subtracting any negative sums, as the case may be, which are calculated in accordance with the following:

               (i)(x) the net income (with income taxes applied at the statutory UK rate) plus depreciation less capital spending for the Excluded Businesses undertaken at Amlwch, UK for the period from January 1, 1998 through the Distribution Date and (y) the change in the balances of accounts receivable and inventory for the Excluded Businesses undertaken at Amlwch, UK from December 31, 1997 to the Distribution Date;

               (ii) the change in the intercompany cash account balance between Octel (or its Affiliates) and Palmer Research Laboratories from December 31, 1997 to the Distribution Date; and

               (iii) the change in the intercompany cash account balance between Octel America, Inc. and Great Lakes from December 31, 1997 to the Distribution Date.

        (b) any Transferred Businesses Books and Records which Great Lakes or any of its Affiliates is required by law to retain in its possession;

        (c) the Palmer Research Laboratories facility located on Mostyn Road, Holywell, Flintshire, North Wales, United Kingdom and the facility located at Amlwch, Anglesey, Gwynedd, Wales, United Kingdom, and all assets and properties principally used therein (or principally relating thereto) and businesses and operations conducted thereat, before or on, and in existence as of, the Distribution Date (collectively, the "Excluded Businesses"), including, but not limited to:

               (i) the real properties owned by Great Lakes or any Great Lakes Entity and used in the Excluded Businesses, including buildings, structures and improvements (including construction in progress) located thereon, fixtures contained therein and appurtenances thereto;

               (ii) all of Octel's or its Affiliates' right and interest in, to and under all outstanding Excluded Bids, Quotations and Proposals pertaining to the Excluded


                                    AIII - 1

Businesses to the extent that such Excluded Bids, Quotations and Proposals can be transferred or assigned without extinguishment or penalty; all of Octel's or its Affiliates' right and interest in, to and under all contracts and agreements awarded to Octel or its Affiliates before, on or after the Distribution Date in connection with Excluded Bids, Quotations and Proposals in existence before or on the Distribution Date and pertaining to the Excluded Businesses, as assignee if those contracts are assignable and assigned or transferred by operation of law; as subcontractor by payment of a subcontract price equal to the monies, rights and other considerations received by Octel or its Affiliates' under such contracts and agreements if assignment of those contracts and/or agreement and/or the proceeds therefrom is prohibited by law, including, but not limited to, those contracts listed on Schedule 1 to this Annex III;

               (iii) all of Great Lakes' or its Affiliates' right and interest in, to and under all outstanding Excluded Bids, Quotations and Proposals pertaining to the Excluded Businesses; all of Great Lakes' or its Affiliates' right and interest in, to and under all contracts and agreements awarded to Great Lakes or its Affiliates before, on or after the Distribution Date in connection with Excluded Bids, Quotations and Proposals in existence on or before the Distribution Date and pertaining to the Excluded Businesses;

               (iv) all machinery, equipment and other items of tangible personal property (including construction in progress) owned by Great Lakes or any Great Lakes Entity which are utilized principally in the Excluded Businesses;

               (v) all of Great Lakes' or any Great Lakes Entity's rights with respect to trade receivables relating exclusively to the Excluded Businesses;

               (vi) subject to Article VI of this Agreement, all rights and interests of Great Lakes or any Great Lakes Entity in, to and with respect to the intellectual property rights used principally in concerning the Excluded Businesses, including, but not limited to, all patents, copyrights, trade secrets, tradenames, servicemarks, trademarks, pending patents, patent applications and inventions conceived on or before the Distribution Date for which a patent application has not yet been filed;

               (vii) all of the Excluded Books and Records (except as otherwise provided in Section 7.1 of this Agreement);

               (viii) inventories of raw materials, work-in-process, finished products, supplies and spare parts which at the Distribution Date are owned by Great Lakes or any Great Lakes Entity and relate principally to the Excluded Businesses and any property under bailment relating to the Excluded Businesses;

               (ix) all permits and licenses held by (A) Octel and its Affiliates which are transferable and which relate principally to the Excluded Businesses, and


                                    AIII - 2

(B) by Great Lakes and its Affiliates which relate principally to the Excluded Businesses;

               (x) all intangible assets, other than intellectual property rights, of Great Lakes or any Great Lakes Entity used principally in the Excluded Businesses;

               (xi) employee receivables, temporary and permanent travel advances and funds advanced for travel not yet taken relating to Transferred Octel Employees and all prepayments and deposits;

               (xii) subject to Article VI of this Agreement, all supplies, forms, labels, shipping material, catalogues, sales brochures, operating manuals, instructional documents and advertising material held for use by the Excluded Businesses;

               (xiii) all trucks, automobiles and other vehicles which are owned by Great Lakes or any Great Lakes Entity and used principally in the Excluded Businesses;

               (xiv) all of Great Lakes' or any Great Lakes Entity's rights relating to all Actions related to or arising out of the Excluded Businesses (other than with respect to Actions specifically retained by Octel and its Affiliates pursuant to this Agreement); and

               (xv) duty drawbacks relating to the Excluded Businesses which were filed by Great Lakes or any Great Lakes Entity on or prior to the Distribution Date and are outstanding as of the Distribution Date;

        (d) any facilities owned or leased by Great Lakes or any Great Lakes Entity as of the Distribution Date, where bromine, ethylene dibromide, hydrogen bromide, Stadis(R) 425 and Stadis(R) 450 (Enhanced) are manufactured other than manufacturing facilities owned, operated or leased by Societe Mediterraneene du Brome S.A.;

        (e) Agreement No. 065, dated July 1996, between GATX Terminals Limited and The Associated Octel Company Limited for the use by The Associated Octel Company Limited of a dedicated tank for the storage of dibromoethane (the "DBE Lease"); and

        (f) all assets and properties which should be set forth or reflected on a balance sheet for the Excluded Businesses as of the Distribution Date, which balance sheet shall be prepared in the same manner as the December 31, 1997 audited balance sheet of Octel included in the Information Statement (after giving effect to any pro forma adjustments reflected in the Information Statement).


                                    AIII - 3

                              ANNEX III, SCHEDULE 1

                 OCTEL CONTRACTS INCLUDED WITHIN EXCLUDED ASSETS

                           AMLWCH BROMINE PLANT AGREEMENTS

              PARTIES                      DATE               DESCRIPTION
Gas and Equipment Ltd.; The Associ-       1/31/91       Confidentiality Agreement
ated Octel Co. Limited

Ferrosan Fine Chemicals; The Associ-      4/16/91       Confidentiality Agreement
ated Octel Co. Limited

Cremer & Warner Limited; The Associ-      1/16/92       Secrecy Agreement
ated Octel Co. Limited

Contract Chemicals Limited; The Asso-     3/30/92       Confidentiality Agreement
ciated Octel Co. Limited

Vince Peers Consultants; The Associ-       2/7/94       Confidentiality Agreement
ated Octel Co. Limited

Graham Vince and Michael Tennesen;        4/30/94       Consulting Agreement
The Associated Octel Co. Limited

Vince Peers Consultants; The Associ-      1/14/94       Confidentiality Agreement
ated Octel Co. Limited

Simon Carves Ltd.; The Associated         11/15/94      Confidentiality Agreement
Octel Co. Limited

Hoechst Aktiengesellshaft; The Associ-    5/16/95       Secrecy Agreement
ated Octel Co. Limited

Hoechst Aktiengesellshaft; The Associ-     8/3/95       Purchase Agreement
ated Octel Co. Limited

Ciba-Geigy Ltd.; Great Lakes Chemical     1/15/95       Equipment Service Agreement
(Europe) Limited and The Associated
Octel Co. Limited

Air Products (U.K.) Limited; Air Prod-    11/14/90      Supplemental Deed to Supply
ucts (BR) Limited; The Associated                       Agreement
Octel Co. Limited

Novoktan GmbH; The Associated Octel        4/3/91       Supply Agreement (EDB)
Co. Limited

Honeywell & Stein Limited; The Asso-      11/19/87      Sales Representation Agreement
ciated Octel Co. Limited


                                    AIII - 4

                           AMLWCH BROMINE PLANT AGREEMENTS

            PARTIES                     DATE               DESCRIPTION
Pure Chemicals Limited; The Associ-     12/8/64     Sale Agreement (Bromine)
ated Octel Company Limited

Shell Nederland Chemie V.B.; The As-    1/23/75     Sale Agreement (Bromine)
sociated Octel Company Limited

Polysar Belgium NV; The Associated      11/12/90    Supplemental Letter to Sale Agree-
Octel Company Ltd.                                  ment (Bromine)

Air Products SA/NV and Air Products     10/18/91    Distribution Agreement (Hydrogen
(GB) Ltd; The Associated Octel Co.                  Bromide)
Limited

ICI Chemicals & Polymers Limited;       1/11/94     Purchase Agreement
The Associated Octel Company Limited

Reliance Tankers Limited; The Associ-    6/1/89     Transportation Agreement
ated Octel Company Limited

Air Products Plc; The Associated Octel  1/10/96     Purchase Agreement (Liquid Nitro-
Co. Ltd.                                            gen)

Analytical Developments Company          1/1/98     Equipment Maintenance Agreement
Limited; The Associated Octel Co. Ltd.

Arriva Automotive Solutions; The As      5/2/97     Automobile Lease Agreement
sociated Octel Co. Ltd.

B.P. Chemicals Ltd.; The Associated      1/7/94     Purchase Agreement (Liquid Ethyl-
Octel Co. Ltd.                                      ene)

British Telecommunications plc; The      1/1/98     Equipment Lease Agreement
Associated Octel Co. Ltd.

British Telecommunications plc; The      1/1/98     Equipment Lease Agreement
Associated Octel Co. Ltd.

Crump & Co.; The Associated Octel Co.    3/2/95     Equipment Maintenance Agreement
Ltd.

Dell Computer Corporation; The Asso-     1/2/98     Computer Maintenance Agreement
ciated Octel Co. Ltd.

Ecovert Ltd.; The Associated Octel Co.   1/1/98     Trash Collection Agreement
Ltd.

Eurotherm Process Automation Ltd.;       4/1/97     Computer Maintenance Agreement
The Associated Octel Co. Ltd.

GATX Terminals Ltd; The Associated       1/5/94     Storage Agreement
Octel Co. Ltd.


                                    AIII - 5

                           AMLWCH BROMINE PLANT AGREEMENTS

              PARTIES                        DATE                 DESCRIPTION

Group 4 Total Security Ltd.; The Asso-      1/1/98     Security Service Agreement
ciated Octel Co. Ltd.

Gwynedd Heath Authority; The Associ-       3/31/98     Storage Agreement
ated Octel Co. Ltd.

Hoechst Atkiengesellschaft; The Asso-       1/1/98     Purchase Agreement (Bromide Li-
ciated Octel Co. Ltd.                                  quor)

Hoyer UK Ltd.; The Associated Octel         1/1/98     Transportation Agreement
Co. Ltd.

Hydrogen Supplies Ltd.; The Associated      9/1/97     Storage Facility Maintenance Agree-
Octel Co. Ltd.                                         ment

Manweb plc; The Associated Octel Co.        1/1/98     Equipment Maintenance Agreement
Ltd.

OCS Cleaning Midlands and North            11/1/98     Office Cleaning Agreement
Limited; The Associated Octel Co. Ltd.

Payroll Bureau; The Associated Octel       11/1/98     Payroll Services Agreement
Co. Ltd.

Powergren; The Associated Octel Co.         1/1/98     Electricity Purchase Agreement
Ltd.

Rank Xerox plc; The Associated Octel       4/23/96     Copier Lease Agreement
Co. Ltd.

Rank Xerox plc; The Associated Octel       1/16/98     Copier Lease Agreement
Co. Ltd.

Rank Xerox plc; The Associated Octel       12/18/95    Copier Lease Agreement
Co. Ltd.

Royal Sun Alliance Ltd.; The Associ-       12/23/92    Inspection Service Agreement
ated Octel Co. Ltd.

Smart Systems Ltd.; The Associated Co.     7/30/97     Software Support Service Agreement
Ltd.

The National Sulphuric Acid Associa-        1/1/98     Purchase Agreement (Liquid Sul-
tion Ltd.; The Associated Octel Co. Ltd.               phur)

Suttons International Ltd.; The Associ-     8/1/97     Transportation Agreement
ated Octel Co. Ltd.

Welsh Water; The Associated Octel Co.      3/1/98     Water Purchase Agreement
Ltd.


                                    AIII - 6

                           PALMER RESEARCH LABORATORIES

              PARTIES                         DATE                 DESCRIPTION
Astra Production Chemicals AB; The            7/12/93     Toll Manufacturing Agreement
Associated Octel Company Limited

Smithkline Beecham p.l.c.; The Associ-        11/9/93     Confidentiality Agreement
ated Octel Co. Limited

Smithkline Beecham p.l.c.; The Associ-         3/7/94     Confidentiality Agreement
ated Octel Co. Limited

Anglo Leasing Limited; The Associated          2/9/98     Equipment Lease Agreement
Octel Company Ltd.

Air Products, plc;                            unknown     Purchase Agreement (Gases)

Air Products plc;                             11/1/97     Addendum to Bulk Supply Agree-
                                                          ment

Anglo Leasing Limited; Palmer Re-             12/23/97    Equipment Lease Agreement
search Laboratories

Barlow Handling Rentals Limited;              7/15/94     Equipment Lease Agreement
Palmer Research Laboratories

Barlow Handling Rentals Limited; The          9/19/95     Equipment Lease Agreement
Associated Octel Company Limited T/A
Palmer Research Laboratories

British Oxygen Corporation Cyrospeed;         7/28/86     Purchase Agreement (Liquid Nitro-
Johnson Matthey Chemicals Ltd.                            gen)

Camlab Limited                                 1/3/98     Equipment Maintenance Agreement

Chubb Fire Limited; Palmer Research           1/14/98     Equipment Maintenance Agreement
Laboratories Ltd.

CLWYD Refergeration Limited; Palmer           1/23/98     Equipment Maintenance Agreement
Research Ltd.

Crown Lift Trucks Limited; Palmer Re-         1/25/98     Equipment Maintenance Agreement
search Laboratories

County Laundry & Cleaners; Palmer             unknown     Laundry Service Agreement
Research Laboratories

Dun & Bradstreet; Palmer Research             11/13/98    Company Information Service
Laboratory                                                Agreement

Hamo UK Ltd.; Palmer Research                  1/1/98     Equipment Maintenance Agreement

Hewlett Packard Ltd.; Palmer Research          1/5/97     Computer Hardware Maintenance
                                                          Agreement


                                    AIII - 7

              PARTIES                         DATE                   DESCRIPTION
Initial Textile Services; Palmer Re-         7/3/97       Purchase & Service Agreement
search

Initial Textile Services; Palmer Re-         5/3/96       Purchase & Service Agreement
search

Jaytee Biosciences Ltd; Palmer Re-           5/1/97       Equipment Service Agreement
search

Kudos Kleening Ltd.; Palmer Research        10/1/96       Cleaning Service Agreement

Leigh Environmental Ltd.; Palmer Re-        2/12/95       Drum Disposal Agreement
search

Mettler-Toledo Ltd.; Palmer Research        11/1/97       Equipment Service Agreement
Laboratories

Mettler-Toledo Ltd.; Palmer Research         1/1/98       Equipment Service Agreement
Laboratories

Modern Security Systems Ltd; Palmer         12/10/97      Alarm Maintenance Agreement
Research Laboratories

Molak NMR Service; Palmer Research           1/1/98       Laboratory Equipment Maintenance
                                                          Agreement

Nova Weigh Limited; Palmer Research          1/3/98       Laboratory Equipment Maintenance
Laboratories                                              Agreement

North Wales Vending Services; Palmer        9/29/97       Vending Management Services
Research                                                  Agreement

Perkin Elmer; The Associated Octel           1/1/98       Laboratory Equipment Maintenance
Company Limited, Palmer Research                          Agreement
Division

Rentokil Environmental Service; The          1/1/98       Equipment Maintenance Agreement
Associated Octel Co. Ltd., T/A Palmer
Research Labs

Sartorius Limited; Palmer Research           6/1/97       Equipment Maintenance Agreement
Laboratories

Securicor Guarding Limited; Palmer           1/1/98       Security Personnel Services Agree-
Research Laboratories                                     ment

Sci-Tek Instruments; Palmer Research         7/1/97       Equipment Maintenance Agreement
Laboratories

Schroeder Leasing Limited; Palmer Re        12/1/96       Equipment Lease Agreement
search Laboratories

Sovereign Finance plc; The Associated       6/12/94       Equipment Lease Agreement
Octel Company Limited T/A Palmer
Research Laboratories


                                     AIII - 8



              PARTIES                         DATE                   DESCRIPTION
Superior Vending Services, Ltd.; Palmer     11/4/97       Vending Services Agreement
Research Laboratories

USF Limited; Palmer Research                 1/1/98       Equipment Maintenance Lease
Laboratories




                                    AIII - 9